Exhibit 10.1

$450,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 23, 2016

among

iSTAR INC.,

THE BANKS LISTED HEREIN,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC,

BARCLAYS BANK PLC,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES:

SCHEDULE 1.1A	Commitments
SCHEDULE 1.1B	Collateral and Covered Assets List
SCHEDULE 1.1C	Permitted Liens
SCHEDULE 1.1D	Excluded Assets
SCHEDULE 4.4(c)	Existing Indebtedness of the Covered Subsidiaries
SCHEDULE 4.6(a)	Multiemployer Plans/Collective Bargaining Agreements
SCHEDULE 4.28	Covered Parties
SCHEDULE 4.29	Filing Jurisdictions
SCHEDULE 5.18	Specified Restructurings

EXHIBITS:

EXHIBIT A	Form of Affiliate Subordination Agreement
EXHIBIT B	Form of Collateral Report
EXHIBIT C	Form of Negative Pledge Agreement
EXHIBIT D	Form of Note
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Projections
EXHIBIT G	Form of Security Agreement
EXHIBIT H	Form of Assignment and Assumption
EXHIBIT I	Forms of Prepayment Notice
EXHIBITS J 1-4	Forms of U.S. Tax Certificates
EXHIBIT K	Notice Addresses
EXHIBIT L	Form of Power of Attorney
EXHIBIT M-1	Form of Increased Facility Activation Notice — Incremental Term Loan
EXHIBIT M-2	Form of New Bank Supplement
EXHIBIT N	Form of Intercreditor Agreement
EXHIBIT O	Form of Bank Addendum

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 23, 2016, among iSTAR INC. (the “Borrower”), the BANKS listed on the signature pages hereof or otherwise from time to time parties hereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.

W I T N E S S E T H

WHEREAS, the Borrower (formerly known as iStar Financial Inc.), the banks from time to time parties thereto and each of the administrative agent, syndication agent and documentation agent named therein are parties to that certain credit agreement, dated as of March 19, 2012 (as amended, supplemented or otherwise modified as of the date hereof, the “Existing Credit Agreement”; and the Loans thereunder and as defined therein, the “Existing Loans”);

WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the Borrower intends to replace all of the outstanding Existing Loans with Loans hereunder in an aggregate principal amount of $450,000,000 (such Loans shall consist of Continued Loans, Assigned Loans and Additional Loans (each such term as defined below));

WHEREAS, each existing “Bank” under and as defined in the Existing Credit Agreement (collectively, the “Existing Bank”) that executes and delivers a Bank Addendum (as defined below) and pursuant thereto agrees to continue its outstanding Existing Loans into Loans on a cashless roll basis under this Agreement (such continued Existing Loans, the “Continued Loans”, and such continuing Existing Banks, collectively, the “Continuing Banks”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue its Existing Loans outstanding on the Effective Date as Loans under this Agreement on a cashless roll basis in a principal amount equal to the aggregate principal amount of such Continuing Bank’s Existing Loans so continued or such lesser amount as is allocated by the Administrative Agent and notified to such Continuing Bank on or prior to the Effective Date;

WHEREAS, each Person that executes a Bank Addendum and, pursuant thereto, agrees in connection therewith to consent to the amendment and restatement of the Existing Credit Agreement and to having its Existing Loans (such Loans, as assigned pursuant to this paragraph, the “Assigned Loans”) assigned to the JPMorgan Chase Bank, N.A., in its capacity as the fronting lender in connection with the Commitments (in such capacity, the “Fronting Lender”) in the manner described in Section 2.16 of this Agreement (such Persons, collectively, the “Exiting Banks”) and the Fronting Lender agrees to accept all such assignments;

WHEREAS, the Fronting Lender will hereby agree to the terms of this Agreement, commit to make new Loans under this Agreement to the Borrower on the Closing Date in such amount as set forth opposite its name on the Schedule 1.1A (the “Additional Loans”), the proceeds of which will be used to repay the Existing Loans that are not Continued Loans and as set forth in Section 4.11;

WHEREAS, the Continued Loans, the Assigned Loans and the Additional Loans, will replace the Existing Loans in their entirety;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as provided in this Agreement and the Continuing Banks, the Fronting Lender and the Administrative Agent are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                 Definitions.  The following terms, as used herein, have the following meanings:

“Additional Loans” has the meaning set forth in the recitals hereto.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

“Administrative Questionnaire” means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

“Affiliate”, as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity securities or by contract or otherwise.

“Affiliate Subordination Agreement” means an Amended and Restated Affiliate Subordination Agreement substantially in the form of Exhibit A pursuant to which intercompany obligations and advances owed by the Borrower are subordinated to the Obligations.

“Agents” means, collectively, the Administrative Agent and the Arrangers.

“Agreement” means this Amended and Restated Credit Agreement as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

“Applicable Margin” means, (a) in the case of Base Rate Loans, 3.50% and (b) in the case of Eurodollar Loans, 4.50%.

“Arrangers” means J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their respective capacities as Joint Lead Arranger and Joint Bookrunner hereunder.

“Assigned Loans” has the meaning set forth in the recitals hereto.

“Assignee” has the meaning set forth in Section 9.6(c).

“Assignment and Assumption” means an Assignment and Assumption, in substantially the form of Exhibit H hereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Addendum” means the Bank Addendum substantially in the form attached hereto as Exhibit O.

“Bankruptcy Event” means with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Banks” means each entity listed on the signature pages hereof as a “Bank”, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors and any additional bank, financial institution or other entity which becomes party to this Agreement pursuant to Section 2.19(b).  For purposes of this Agreement, J.P. Morgan Securities LLC, shall not constitute a “Bank”.

“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0%.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Borrowing” means a Borrowing in Dollars the interest on which is calculated by reference to the Base Rate in accordance with the provisions of this Agreement.

“Base Rate Loan” means a Loan in Dollars to be made by a Bank the interest on which is calculated by reference to the Base Rate in accordance with the provisions of this Agreement.

“Book Value” means, as to any asset as of any date of determination, the gross book value of such asset at the end of the most recently ended fiscal quarter as determined in accordance with GAAP, provided that (x) depreciation shall be added back to such book value with respect to any Covered Assets, and (y) if there is a write-down with respect to such book value of such asset or a specific reserve is taken with respect to such asset, the book value of such asset shall be the gross book value of such asset, after giving effect to such write-down or asset specific reserves and impairments.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” has the meaning set forth in Section 1.3.  “Borrowed” shall have a correlative meaning.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Capital Leases” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash and Cash Equivalents” means (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent); (d) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by the Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and having a short-term rating of at least A-1, P-1 and F-1 from S&P, Moody’s and Fitch, respectively (or, if at any time neither S&P nor Moody’s nor Fitch shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent); (e) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers’ acceptances (foreign or domestic) in Dollars that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; (f) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (g) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (f) foregoing.

“Change of Control” means the occurrence of the event or events set forth in Section 6.1(i) or Section 6.1(j).

“Closing Date” means the date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means, at any time, all of the property of the Borrower upon which a Lien is purported to be created by the Collateral Documents, including without limitation, interests in the Pledged Subsidiaries owned directly by the Borrower.  As the context may require, “Collateral” also refers to Covered Assets.

“Collateral and Covered Assets List” means the list of Collateral and Covered Assets as of the Closing Date and set forth on Schedule 1.1B, as such list may be modified to remove Collateral and Covered Assets therefrom or to add assets as provided in Section 2.19 in connection with any Incremental Term Loans, and delivered after the Closing Date from time to time in accordance with this Agreement.

“Collateral Coverage Ratio” means, as of the last Business Day of any calendar quarter, the ratio on such day of (a) the Total Collateral Value at such time of (i) the Collateral on such day in which the Administrative Agent has a first priority perfected security interest (other than Permitted Liens) and (ii) the Covered Assets on such day to the extent (x) the Administrative Agent has a first priority perfected security interest in (A) the equity interests of the Pledged Subsidiary pledged pursuant to the Collateral Documents that directly or indirectly controls such Covered Assets or (B) in the case of any Loan Asset that is held by the Borrower, the Loan Asset and, by collateral assignment, any related collateral security securing such Loan Asset and (y) such Covered Assets (and the equity interests of any Covered Subsidiary that directly or indirectly owns or controls such Covered Assets) are not subject to any Liens in violation of the Negative Pledge Agreement or not permitted by Section 5.15 hereof to (b) the sum of (i) the aggregate outstanding principal amount of the Loans on such day, plus (ii) the aggregate outstanding principal amount of Indebtedness (other than the Obligations) secured by Liens on the Collateral and Covered Assets on such day; provided, that during any calendar month in which a Third Party Sale shall have occurred, the foregoing determination shall be made on the last Business Day of such calendar month to the extent such month is not also the last month of a calendar quarter.

“Collateral Documents” means the Security Agreement, the Affiliate Subordination Agreement, the Negative Pledge Agreement, any Intercreditor Agreement, the Power of Attorney, the Deposit Account Control Agreement and all other similar agreements and security documents hereafter delivered to the Administrative Agent granting a Lien on any property of the Borrower or a Covered Subsidiary to secure the obligations and liabilities of the Borrower under any Loan Document or providing rights and remedies in respect of the Collateral and the Covered Assets.

“Collateral Report” has the meaning set forth in Section 5.1(i).

“Commitment” means with respect to each Bank, the obligation of such Bank to make Loans (or to continue an Existing Loan) in an aggregate principal amount not to exceed the amount set forth on Schedule 1.1A next to the name of such Bank under the heading “Commitment” or in the Assignment and Assumption pursuant to which such Bank became a party hereto, as may be increased pursuant to Section 2.19.  The amount of the Total Commitments on the Closing Date is $450,000,000.

“Consolidated Subsidiary” means at any date (i) any Covered Subsidiary and (ii) any other Subsidiary or other entity which is consolidated with the Borrower in accordance with GAAP.

“Consolidated Tangible Net Worth” means, at any time, the tangible net worth of the Borrower, on a consolidated basis, determined in accordance with GAAP.

“Contingent Obligation” as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP which is not otherwise Indebtedness, and (ii) any obligation required to be disclosed in accordance with GAAP in the footnotes to such Person’s financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation including guarantees of completion and guarantees of representations and warranties, provided, however, Contingent Obligations shall not include contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than as described above) which have not yet been called on or quantified, of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant to Section 5.1 hereof.  Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  All matters constituting “Contingent Obligations” shall be calculated without duplication.

“Continuing Banks” has the meaning set forth in the recitals hereto.

“Continued Loans” has the meaning set forth in the recitals hereto.

“Covered Assets” means, as of any date of determination, (a) the Loan Assets, the Credit Tenant Lease Assets, Operating Property Assets and the Land Assets directly or indirectly owned by the Borrower or a Covered Subsidiary, listed in the Collateral and Covered Asset List and (b) interests in a Covered Subsidiary owned by any other Covered Subsidiary.

“Covered Party” means (i) the Borrower and (ii) each Covered Subsidiary.

“Covered Subsidiary” means each (i) Pledged Subsidiary and (ii) any Subsidiary of a Pledged Subsidiary set forth on Schedule 4.28.

“Credit Ratings” means the Borrower’s corporate rating assigned by the Rating Agencies.

“Credit Tenant Lease Asset” means property owned by the Covered Subsidiaries and identified on the Collateral and Covered Assets List as a credit tenant lease asset.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.6(c).

“Defaulting Bank” means any Bank that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to the Administrative Agent or the other Banks any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent and the other Banks in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or applicable Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon the Administrative Agent or the applicable Bank’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Deposit Account Control Agreement” means, individually and collectively, each “Deposit Account Control Agreement” referred to in the Security Agreement.

“Deposit Collateral Account” has the meaning set forth in Section 5.16(a).

“Designated Valuation Amount” means, as of any date of determination, as to any single asset included as a Covered Asset, 80% of the Book Value of such Covered Asset as of such date of determination, less, in the case of any such asset that is a Credit Tenant Lease, a Land Asset or an Operating Property Asset with respect to which there is a Mortgage on the underlying property, the outstanding principal amount of such Mortgage on such date.

“Dollars” and “$” means the lawful money of the United States.

“Domestic Lending Office” means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means a moment in time immediately preceding the Closing Date and the funding of the Loans under this Agreement.

“Environmental Affiliate” means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by the Borrower and, as a result of the ownership of such equity interest, the Borrower may become subject to liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

“Environmental Claim” means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting, directly or indirectly, from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means any and all federal, state, and local statutes, laws (including common law), judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to protection of the environment or of human health or safety (as affected by exposure to harmful or deleterious substances).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Borrower, any Subsidiary, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” which, together with the Borrower, or any Subsidiary, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.  Any former member of the ERISA Group shall continue to be considered a member of the ERISA Group within the meaning of this definition with respect to the period such entity was a member of the ERISA Group.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate” means,  with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“Eurodollar Borrowing” has the meaning set forth in Section 1.3.

“Eurodollar Business Day” means any Business Day on which banks are open for dealings in deposits in Dollars in the London interbank market.

“Eurodollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.

“Eurodollar Loan” means a Loan in Dollars, the interest on which is calculated by reference to the Eurodollar Rate, made or to be made by a Bank in accordance with the applicable Notice of Borrowing.

“Eurodollar Rate” means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

; provided, however, that for purposes of this Agreement, the Eurodollar Rate with respect to the Loans shall in no event be less than 1.00% per annum.

“Event of Default” has the meaning set forth in Section 6.1.

“Excluded Assets” means the assets owned by the Covered Subsidiaries as of the Closing Date identified on Schedule 1.1D, none of which shall constitute a Covered Asset.

“Existing Bank” has the meaning set forth in the recitals hereto.

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Loans” has the meaning set forth in the recitals hereto.

“Exiting Banks” has the meaning set forth in the recitals hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower.

“Fitch” means Fitch Investor Services, Inc., or any successor thereto.

“Fronting Lender” has the meaning set forth in the recitals hereto.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 5.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.1(a); provided that (i) revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of SFAS No. 144 will be treated as revenues, expenses, gains and losses from continuing operations.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Banks, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time, or (ii) all Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or Section 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Increased Facility Activation Date” means any Business Day on which any Bank shall execute and deliver to the Administrative Agent an Increased Facility Activation Notice pursuant to Section 2.19(a).

“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit M-1.

“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.

“Indebtedness” as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person’s account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time (provided that the value of such indebtedness, obligations or liabilities shall be limited to the lesser of (x) the amount of such indebtedness, obligations or liabilities assumed by such Person and (y) the undepreciated book value of the property subject to such Lien, determined in accordance with GAAP, and less any impairment charge; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent contractual obligations with respect to any of the foregoing.

“Incremental Term Loans” means any term loans made pursuant to Section 2.19.

“Indemnitee” has the meaning set forth in Section 9.3(b).

“Insolvency” means with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intercreditor Agreement” has the meaning set forth in the definition of “Permitted Second Lien Debt”.

“Interest Period” means, with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 1, 2, 3 or 6 months (or, if available to all Banks, one week) thereafter as the Borrower may elect in the applicable Notice of Interest Rate Election; provided, that:

(a)                                 any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(b)                                 any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(c)                                  no Interest Period may end later than the Maturity Date.

“Interest Rate Contracts” means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investment Affiliate” means any joint venture or Subsidiary, whose financial results are not consolidated under GAAP with the financial results of the Borrower on the consolidated financial statements of the Borrower.

“Investment Grade Rating” means a rating for a Person’s senior long-term unsecured debt of BBB- or better from S&P or of Baa3 or better from Moody’s.  In the event that the Borrower receives Credit Ratings from S&P and Moody’s, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether an Investment Grade Rating was achieved.

“Land Assets” means Real Property Assets consisting of land owned directly or indirectly by Covered Subsidiaries and identified on the Collateral and Covered Assets List as a land asset.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest in respect of such asset.  For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” has the meaning set forth in Section 2.1(a), and, for avoidance of doubt, shall include any Continued Loans and any other loans made pursuant to Section 2.19.

“Loan Assets” means for any such assets included on the Covered Assets, those assets owned by the Borrower or a Covered Subsidiary and identified on the Collateral and Covered Assets List on the Closing Date as a loan asset, in each case owned by the Borrower or a Pledged Subsidiary.

“Loan Documents” means this Agreement, any Notes, any Increased Facility Activation Notice or New Bank Supplement delivered pursuant to Section 2.19 and each Collateral Document.

“Material Adverse Effect” means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or would reasonably be expected to, materially and adversely impair (i) the ability of the Covered Parties, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of the Administrative Agent or the Banks to enforce the Loan Documents.

“Material Default” means (i) any Payment Default, (ii) any Default resulting from the Borrower’s failure to be in compliance with any covenant contained in Section 5.1(a), (b), (c), (d)(i) (provided that the officer of the Borrower that, in such case, has obtained knowledge of the applicable Default or Event of Default is any of the president, chief executive officer, chief financial officer or chief operating officer of the Borrower or any officer performing the customary duties of any such position), or (l), 5.8, 5.9, 5.10, 5.11, 5.15, 5.16 or 5.18 or (iii) any other material Default as to which the Borrower shall have received written notice.

“Materials of Environmental Concern” means and includes any pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products, and any other substances regulated pursuant to, or that could give rise to liability under, Environmental Law.

“Maturity Date” means the date when all Obligations hereunder shall be due and payable, which is July 1, 2020.

“Moody’s” means Moody’s Investors Services, Inc. or any successor thereto.

“Mortgage” means a mortgage, deed of trust, deed to secured debt or similar security interest.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.

“Negative Pledge Agreement” means the Amended and Restated Negative Pledge Agreement, dated the date hereof, among the Covered Subsidiaries (other than those Covered Subsidiaries that are subject to conditions and restrictions on entering into such an agreement under or relating to any of the Indebtedness described on Schedule 4.4(c)) and the Administrative Agent, substantially in the form of Exhibit C, as the same may be amended, modified or supplemented from time to time.

“Net Cash Proceeds” means as to any asset constituting Collateral or Covered Assets (a) in connection with any Third Party Sale, the proceeds thereof in the form of cash, net of customary fees and expenses actually incurred in connection therewith net of amounts used to repay any indebtedness required to be repaid as a result of such Third Party Sale and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with a Recovery Event, proceeds from a Recovery Event (net of customary transaction expenses incurred by the Covered Parties in connection therewith to the extent not used, or committed to be used, for repair or replacement); provided that with respect to both clause (a) and clause (b) above, Net Cash Proceeds as to any asset shall not exceed, but shall not be less than, 110% of the Designated Valuation Amount for such asset (calculated as of the Closing Date).

“Net Present Value” means, as to a specified or ascertainable Dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

“Non-Excluded Taxes” has the meaning set forth in Section 8.4(a).

“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) for all purposes other than Section 6.1(e) hereof, any Subsidiary (so long as if a Subsidiary is a partnership, there is no recourse to the Borrower as a general partner of such partnership); provided that if any portion of Indebtedness is so limited, then such portion shall constitute Non-Recourse Indebtedness and only the remainder of such Indebtedness shall constitute Recourse Debt; provided, further, however, that direct recourse to the Borrower for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, Environmental Claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

“Notes” means any promissory notes of the Borrower, substantially in the form of Exhibit D hereto, evidencing the obligation of the Borrower to repay the Loans, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” means a notice from the Borrower in accordance with Section 2.2 and substantially in the form attached of Exhibit E.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.5.

“Obligations” means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), from time to time owing to the Administrative Agent, any other Agent or any Bank under or in connection with the Loans under this Agreement or any other Loan Document.

“Operating Property Assets” means those Real Property Assets owned directly or indirectly by a Covered Subsidiary and identified on the Collateral and Covered Asset List as an operating property asset.

“Other Taxes” has the meaning set forth in Section 8.4(b).

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.6(b).

“Participant Register” has the meaning set forth in Section 9.6(b).

“Patriot Act” has the meaning set forth in Section 9.15.

“Payment Date” means (a) the first Business Day of each January, April, July and October and (b) the Maturity Date.

“Payment Default” means any Default resulting from the Borrower’s failure to pay any principal of any Loan hereunder, including any mandatory prepayment hereunder, or any interest due on any Loan or any fees or other amount payable hereunder.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Liens” means:

(a)                                 Liens for Taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

(b)                                 statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than ninety (90) days delinquent or which are being contested in good faith in accordance with the terms hereof;

(c)                                  utility deposits and other deposits or pledges to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)                                 easements (including reciprocal easement agreements and utility agreements), rights-of-way, zoning restrictions, other covenants, reservations, encroachments, leases, licenses or similar charges or encumbrances (whether or not recorded) and all other items listed on any Schedule B to the Borrower’s owner’s title insurance policies, except in connection with any Indebtedness, for any of the Borrower’s Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of the Borrower and do not diminish in any material respect the value of the property to which such Permitted Lien is attached;

(e)                                  (I) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within forty-five (45) days after the date such Lien or judgment is entered or filed against the Borrower, or any other Covered Party, or (II) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

(f)                                   Liens on the Collateral or Covered Assets as of the Closing Date and listed on Schedule 1.1C (including Liens securing Indebtedness described on Schedule 4.4(c) and refinancings thereof permitted under this Agreement);

(g)                                  Liens in favor of the Borrower; and

(h)                                 Liens created pursuant to the Collateral Documents in favor of the Administrative Agent for the benefit of the Secured Parties.

“Permitted Second Lien Debt” means Indebtedness issued or incurred by the Borrower after the Closing Date that is secured by a second priority security interest in the Collateral, subject in all cases to the first priority Lien granted in favor of the Administrative Agent pursuant to the Security

Documents; provided that the Administrative Agent shall have entered into an intercreditor agreement substantially in the form attached hereto as Exhibit N (an “Intercreditor Agreement”) with the holders or representatives of such Indebtedness; provided further that such Indebtedness (i) is issued or incurred in exchange for, or to refinance, Indebtedness issued by the Borrower and its Subsidiaries prior to the Closing Date that has a scheduled maturity on or prior to the Maturity Date, (ii) reflects terms that do not provide for any scheduled repayment, mandatory repayment or redemption or sinking fund obligations prior to the Maturity Date and (iii) contains covenants, events of default and other terms that are not more restrictive to the Borrower than (x) those contained herein, in the case of such Indebtedness in the form of bank financing or credit facilities under credit or loan agreements and (y) those contained in the indentures in effect as of the Closing Date governing the Borrower’s existing senior unsecured notes, in the case of such Indebtedness in the form of debt securities, bonds or notes.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group or (iii) to which any member of the ERISA Group has had liability within the previous five years.

“Pledged Subsidiary” means any Subsidiary of the Borrower the equity or other interests in which constitute Collateral pledged pursuant to the Collateral Documents and that owns, directly or indirectly, Covered Assets or any other Covered Subsidiary that owns, directly or indirectly, Covered Assets.

“Power of Attorney Agreement” means the Amended and Restated Power of Attorney Agreement dated as of the Closing Date between the Borrower and the Administrative Agent substantially in the form of Exhibit L pursuant to which the Borrower shall grant to the Administrative Agent a power of attorney to effect on behalf of the Borrower the sale of certain Covered Assets upon the occurrence of an Event of Default and exercise of foreclosure remedies under this Agreement and the Collateral Documents or upon the acceleration of the underlying related secured Indebtedness encumbering such Covered Asset and described on Schedule 4.4(c).

“Prime Rate” the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Principal Collateral Payments” means, with respect to each item of Collateral or any Covered Assets (i) any payments or prepayments in cash of principal on account of each Loan Asset, in an aggregate amount for all such payments equal to 110% of the Designated Valuation Amount (calculated as of the Closing Date of such Loan Asset), (ii) in respect of any Third Party Sale, regardless of the actual amount of Net Cash Proceeds received by the Borrower on account of any Collateral or Covered Assets, an amount equal to 110% of the Designated Valuation Amount (calculated as of the Closing Date) of such Collateral or Covered Asset and (iii) the Net Cash Proceeds from a Recovery Event, in each case to the extent such assets are Collateral or Covered Assets and in the case of clause (iii), such Net Cash Proceeds are not required to be held and applied to the repair, replacement or restoration of such Covered Asset pursuant to the terms of any lease, Mortgage or other agreement encumbering or applicable to such Covered Asset.  For the avoidance of doubt, (x) no rental or lease payments, no interest payments and no payments of fees (other than as expressly described in clause (ii) above) received by a Covered Party from or on account of any Collateral or Covered Assets shall constitute Principal Collateral Payments and (y) the aggregate amount of all principal payments or repayments received in respect of a Loan Asset and the aggregate amount of Net Cash Proceeds received as a result of a Third Party Sale of any Covered Asset, in each case in excess of 110% of the Designated Valuation Amount for such Covered Asset, shall not constitute Principal Collateral Payments.

“Pro Rata Share” means, for any Bank at any time, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank’s Commitment and the denominator of which shall be the Total Commitments.

“Projections” means the projected cash flows of the Borrower and its Consolidated Subsidiaries, substantially in the form of Exhibit F hereto.

“Property” means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

“Public-Sider” means a Bank whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Quotation Day” means with respect to any Eurodollar Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.

“Rating Agencies” means, collectively, S&P and Moody’s.

“Real Property Assets” means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person’s interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

“Recourse Debt” means Indebtedness other than Non-Recourse Indebtedness.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim relating to any asset constituting Collateral or a Covered Asset, provided no settlement or payment in respect of any business interruption insurance shall constitute a Recovery Event.

“REIT” means a real estate investment trust, as defined under Section 856 of the Code.

“Required Banks” means at any time Banks having or holding more than 50% of the sum of (i) the Total Commitments, if any, and (ii) the aggregate unpaid principal amount of the Loans then outstanding hereunder.

“Revolving Credit Agreement” means the Credit Agreement, dated as of March 27, 2015, among the Borrower, the banks from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom or (c) other relevant sanctions authority.

“Screen Rate” has the meaning set forth in the definition of “Eurodollar Base Rate”.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities” means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities,” or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, and shall include Indebtedness which would be required to be included on the liabilities side of the balance sheet of the Borrower in accordance with GAAP, but shall not include any Cash and Cash Equivalents or any evidence of the Obligations.

“Security Agreement” means the Amended and Restated Security Agreement, dated the date hereof, made by the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit G, as the same may be amended, modified or supplemented from time to time.

“Solvent” means that, when used with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Time” means 11:00 a.m., London time.

“Subsidiary” means any corporation, trust or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Super Majority Banks” means at any time Banks having or holding more than 66 2/3% of the sum of (i) the Total Commitments, if any, and (ii) the aggregate unpaid principal amount of the Loans then outstanding hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (i) a “reportable event”, as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan, (v) any failure to make by its due date any required installment under Section 430(j) of the Code with respect to any Plan, any failure by the Borrower or any member of the ERISA Group to make any required contribution to any Multiemployer Plan, or any failure to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan, any Lien in favor of the PBGC, a Plan, or a Multiemployer Plan shall arise on the assets of the Borrower or any member of the ERISA Group, or there shall be any determination that any Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (vi) ) the Borrower or any member of the ERISA Group shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from any Plan in which it was a substantial employer, or the withdrawal from, termination, Insolvency of, or “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) of, a Multiemployer Plan, (vi) a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against any member of the ERISA Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (viii) the withdrawal by the Borrower or any member of the ERISA Group from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to any member of the ERISA Group pursuant to Section 4063 or 4064 of ERISA, or (ix) receipt from the Internal Revenue Service of notice of the failure of any Plan (or any other employee benefit plan sponsored by the Borrower or any of its Subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such employee benefit plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code.

“Third Party Sale” means any sale of Collateral or a Covered Asset to a third party or other monetization of Collateral or a Covered Asset, including without limitation, a financing or refinancing of Collateral or Covered Assets, but excluding any payment or prepayment; provided that (x) a sale of Collateral or a Covered Asset to a partnership or other entity that is not wholly owned by a

Covered Party or an Affiliate of a Covered Party shall nevertheless constitute a Third Party Sale if (i) such entity is not controlled by a Covered Party or an Affiliate thereof and (ii) the purchase price for such sale is agreed, on an arm’s length basis, by the equity holders of the purchasing entity that are not Affiliates of a Covered Party and (y) the refinancing of any Indebtedness listed on Schedule 4.4(c) (or any refinancing thereof) permitted under this Agreement shall not constitute a Third Party Sale.

“Total Collateral Value” means, as of any date of determination, the sum of (a) the Book Value of each Covered Asset as of such date as determined by the most recently delivered Collateral Report and (b) the aggregate amount of Cash and Cash Equivalents in the Deposit Collateral Account that is required to be applied to prepay the Loans in accordance with Section 2.10.  For the purposes of any pro forma determination of the Total Collateral Value in the calculation of the Collateral Coverage Ratio as a result of any withdrawal, including without limitation pursuant to a Third Party Sale, of an asset as Collateral or a Covered Asset or other adjustment to the Book Value, such determination shall be made after giving effect to any such contemplated withdrawal as of such date.

“Total Commitments” means at any time, the aggregate amount of the Commitments then in effect.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” means the United States of America, including the fifty states and the District of Columbia.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2.                                 Accounting Terms and Determinations.  As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Consolidated Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.3.                                 Types of Borrowings.  The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on the applicable date of Borrowing, all of which Loans are under a single facility, are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period.

ARTICLE II

THE LOANS

Section 2.1.                                 Commitments to Lend .

(a)                                       Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans and/or Continued Loans (collectively, “Loans”) in a single drawing (or deemed drawing in the case of Continued Loans on the Closing Date in Dollars to the Borrower in an aggregate principal amount not to exceed such Bank’s Commitment.

(b)                                       The Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2 and Section 2.4.

(c)                                        The Commitment of each Bank shall (i) be reduced by the amount of any Loan made by such Bank on the Closing Date and (ii) after giving effect to such Loan, terminate on the Closing Date.

(d)                                       The Loans shall mature in sixteen consecutive quarterly installments equal to 0.25% of the principal amount of Loans, payable on each Payment Date occurring after the Closing Date beginning on October 3, 2016, and any remaining balance of the Loans payable on the Maturity Date.  Any amounts repaid on account of the principal amount of the Loans may not be reborrowed.

Section 2.2.                                 Procedures for Borrowing. The Borrower shall borrow under the Commitments on the Closing Date, provided that the Borrower shall give the Administrative Agent a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 10:00 a.m., New York City time, one (1) Business Day (in the case of Base Rate Loans) and three (3) Eurodollar Business Days’ notice (in the case of Eurodollar Loans) prior to the requested date of Borrowing) requesting that the Banks make the Loans on the requested date of Borrowing and specifying:

(i)                                     the amount of Loans to be borrowed;

(ii)                                  the requested date of Borrowing;

(iii)                               whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurodollar Loans;

(iv)                              in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

(v)                                 payment instructions for delivery of such Borrowing; and

(vi)                              that no Default or Event of Default has occurred or is continuing.

Section 2.3.                                 Notice to Banks; Funding of Loans.

(a)                                       Upon receipt of a Notice of Borrowing from the Borrower in accordance with Section 2.2 hereof, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each applicable Bank of the contents thereof and of such Bank’s Pro Rata Share of such Borrowing and of the interest rate applicable thereto and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless the Borrower shall pay any applicable expenses pursuant to Section 2.13.

(b)                                       Not later than 12:00 p.m. (New York City time) on the requested date of Borrowing, each Bank shall (except as provided in subsection (c) of this Section 2.3) make available its Pro Rata Share of such Borrowing in Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1; provided that as to any Continued Loans of any Continuing Bank, the Existing Loans in respect thereof shall automatically continue as Loans hereunder.

(c)                                        Unless the Administrative Agent shall have received notice from a Bank prior to the requested date of Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of a Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the requested date of Borrowing in accordance with this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank.  If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, at the Federal Funds Rate, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.  If such Bank shall not pay to the Administrative Agent such corresponding amount after reasonable attempts are made by the Administrative Agent to collect such amounts from such Bank, the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand.  Nothing contained in this Section 2.3(c) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of the Borrower with respect to a Defaulting Bank or the Administrative Agent.  The failure of any Bank to make available to the Administrative Agent such Bank’s share of any Borrowing in accordance with Section 2.3(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

(d)                                       Subject to the provisions hereof, the Administrative Agent shall make available each Borrowing to the Borrower in Federal funds immediately available in accordance with, and on the date set forth in, the applicable Notice of Borrowing.

Section 2.4.                                 Notes.

(a)                                       Each Bank may, by notice to the Borrower and the Administrative Agent, request that each of its Loans be evidenced by a Note substantially the form of Exhibit D hereto.  Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be returned to the Borrower and replaced or modified accordingly.  Each reference in this Agreement to the “Note” of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

(b)                                       Upon receipt of any Bank’s Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank.  Such Bank shall record the date, amount, currency, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower, with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes.  Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

(c)                                        There shall be no more than ten (10) Eurodollar Group of Loans outstanding at any one time.

Section 2.5.                                 Method of Electing Interest Rates.  (a)  The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing.  Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

(i)                                     if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Eurodollar Loans as of any Eurodollar Business Day;

(ii)                                  if such Loans are Eurodollar Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Eurodollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by the Borrower in the Notice of Interest Rate Election, provided the Borrower shall pay any losses pursuant to Section 2.13.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent at least three (3) Eurodollar Business Days prior to, but excluding, the effective date of the conversion or continuation selected in such notice.  A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group of Loans, (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each in the minimum amounts required hereby, (iii) no Loan may be continued as, or converted into, a Eurodollar Loan when any Event of Default has occurred and is continuing, provided, however, that if and for so long as the Borrower shall have an Investment Grade Rating from S&P and Moody’s, if the Borrower shall so request and the Required Banks shall so elect, then a Loan may be continued as, or converted into, a Eurodollar Loan when any Event of Default has occurred and is continuing, and (iv) no Interest Period shall extend beyond the Maturity Date.

(b)                                       Each Notice of Interest Rate Election shall specify:

(i)                                     the Group of Loans (or portion thereof) to which such notice applies;

(ii)                                  the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

(iii)                               if the Loans comprising such Group of Loans are to be converted, the new type of Loans and, if such new Loans are Eurodollar Loans, the duration of the initial Interest Period applicable thereto; and

(iv)                              if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c)                                        Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank with Loans affected thereby the same day as it receives such Notice of Interest Rate Election of the contents thereof and the interest rates determined pursuant thereto and such notice shall not thereafter be revocable by the Borrower.  If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Eurodollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

Section 2.6.                                 Interest Rates.

(a)                                       Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Eurodollar Loan pursuant to Section 2.5, at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Base Rate Loans for such day.

(b)                                       Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Eurodollar Loans for such day plus the Eurodollar Rate applicable to such Interest Period.

(c)                                        In the event that, and for so long as, any Event of Default shall have occurred and be continuing, any overdue principal amount of the Loans and, to the extent permitted under applicable law, overdue interest and fees in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and the Applicable Margin for Base Rate Loans and two percent (2%), or, if any Loan shall have been continued as, or converted into, a Eurodollar Loan, then, as to such Loan only, the sum of the Eurodollar Rate applicable to such Loan and the Applicable Margin for Eurodollar Loans, and two percent (2%) (collectively, the “Default Rate”).

(d)                                       The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

(e)                                        Interest on all Loans bearing interest at the Base Rate shall be payable in arrears on each Payment Date.  Interest on all Loans bearing interest based on the Eurodollar Rate shall be payable in arrears on the last day of the applicable Interest Period as to any such Loan having an Interest Period of three months or less and, as to any such Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

Section 2.7.                                 Fees.

(a)                                       Upfront Fee; Other Fees.  The Borrower agrees to pay to the Administrative Agent, for the account of each Bank, an upfront fee equal to 1.00% of the Commitment of such Bank, payable on the Closing Date in the form of original issue discount on the principal amount of the Loan of such Bank.  The Borrower agrees to pay to the Administrative Agent for its own account and the account of the Agents such fees as may from time to time be separately agreed upon among the Borrower and such Agents.

(b)                                       Fees Non-Refundable.  All fees set forth in this Section 2.7 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable.  The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

Section 2.8.                                 Maturity Date.  All Loans (together with accrued interest thereon and all other Obligations) shall be due and payable on the Maturity Date.

Section 2.9.                                 Optional Prepayments; Termination or Reduction of Commitments.

(a)                                       The Borrower may, subject to the requirements of Section 2.09(d) below and upon at least one (1) Business Day’s notice to the Administrative Agent (which notice shall be substantially in the form of Exhibit I hereto), prepay any Group of Base Rate Loans, in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or more, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans or Borrowing.

(b)                                       The Borrower may, subject to the requirements of Section 2.09(d) below and upon at least three (3) Eurodollar Business Days’ notice to the Administrative Agent, given no later than 12:00 Noon (New York City time) (which notice shall be substantially in the form of Exhibit I hereto), prepay all, or from time to time in part in amounts aggregating $5,000,000 or more, any Group of Eurodollar Loans as of the last day of the Interest Period applicable thereto.  Except as provided in Article VIII, the Borrower may not prepay all or any portion of the principal amount of any Eurodollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13.  Any such prepayment notice shall be given on or prior to the third (3rd) Eurodollar Business Day prior to, but excluding, the date of prepayment to the Administrative Agent.  Each such optional prepayment shall be applied to prepay ratably the Loans of the Banks included in any Group of Eurodollar Loans.

(c)                                        Any amounts of Loans so prepaid pursuant to Section 2.9(a) or (b) may not be borrowed or reborrowed and the amount of each such prepayment of Loans shall be applied to reduce the then remaining installments of Loans described in Section 2.1(d) in direct order of maturity.  Each prepayment of the Loans under this Section 2.9 shall be accompanied by accrued and unpaid interest thereon to the date of such prepayment on the amount so prepaid.

(d)                                       Any (a) voluntary prepayment of the Loans using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the Eurodollar Rate on the date of such prepayment plus the Applicable Margin with respect to the Loans on the date of such prepayment with primary purpose of refinancing Loans at a lower interest rate and (b) repricing of the Loans pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurodollar Rate on the date immediately prior to such amendment plus the Applicable Margin with respect to the Loans on the date immediately prior to such amendment, in either case shall be accompanied by a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment (or, in the case of clause (b) above, of the aggregate amount of Loans outstanding immediately prior to such amendment) if made on or prior to the six-month anniversary of the Closing Date.

Section 2.10.                          Mandatory Prepayments of Loans.

(a)                                       Principal Collateral Payments received by the Borrower (on behalf of itself or any other Covered Party) during the period from and including (x) initially, the Closing Date through and including June 30, 2016 and (y) thereafter, (i) the first day of each month through and including the fifteenth day of each month and (ii) the sixteenth day of each month through and including the last day of each month (each such period, a “Collection Period”) shall be applied no later than four Business Days following such Collection Period toward the prepayment of the Loans.

For the avoidance of doubt, all Net Cash Proceeds received from any Recovery Event that are required to be held or applied to the repair, replacement or restoration of any Covered Asset pursuant to the terms of any lease, Mortgage or other agreement encumbering or related to such affected Covered Asset shall not be subject to the terms of this Section 2.10 or any Collateral Document provided such Net Cash Proceeds are held and applied in accordance with any such lease, Mortgage or other agreement.

(b)                                       Any prepayment of Loans pursuant to this Section 2.10 shall be made upon notice (which shall be irrevocable unless otherwise agreed by the Administrative Agent) delivered to the Administrative Agent no later than 12:00 Noon (New York City time), three (3) Eurodollar Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon (New York City time), one (1) Business Day prior thereto, in the case of Base Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Any amounts of Loans so prepaid pursuant to Section 2.10 may not be reborrowed and the amount of each such prepayment of Loans shall be applied in the direct order of maturity of Loans described in Section 2.1(d).  The application of any mandatory prepayment pursuant to this Section 2.10 shall be made, first, to Base Rate Loans, and second, to Eurodollar Loans.  Each prepayment of the Loans under this Section 2.10 shall be accompanied by accrued and unpaid interest thereon to the date of such prepayment on the amount so prepaid.

Section 2.11.                          General Provisions as to Payments.

(a)                                       The Borrower shall make each payment of the principal of and interest on the Loans and fees hereunder, without set-off or counterclaim, by initiating a wire transfer not later than 12:00 Noon (New York City time) on the date when due, of Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account maintained at the Administrative Agent shall constitute the making of such payment to the extent of such funds held in such account.  The Administrative Agent will promptly (and in any event within one (1) Business Day after receipt thereof) distribute to each Bank its ratable share in accordance with the amount of such Bank’s relevant outstanding Loans, of each such payment received by the Administrative Agent for the account of the Banks.  If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 11:00 a.m. (New York City time) on any Business Day (or Eurodollar Business Day, as applicable), and the Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such day, the Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date the Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate.  Whenever any payment of principal of, or interest on the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  Whenever any payment of principal of, or interest on, the Eurodollar

Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Eurodollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)                                       Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.12.                          [Reserved].

Section 2.13.                          Funding Losses.  If the Borrower makes any payment of principal with respect to any Eurodollar Loan (pursuant to Article II, Article VI or Article VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Eurodollar Loans after notice has been given to any Bank in accordance with Section 2.3(a), or if the Borrower shall deliver a Notice of Interest Rate Election specifying that a Eurodollar Loan shall be converted on a date other than the first (1st) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification by such Bank of such loss or expense (which shall be delivered by each such Bank to the Administrative Agent for delivery to the Borrower) for any resulting loss (based on interest only, exclusive of fees, if any) or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Administrative Agent and the Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

Section 2.14.                          Computation of Interest and Fees.  With respect to Base Rate Loans, the rate of interest on which is calculated based on the Prime Rate hereunder, interest thereon shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15.                          Use of Proceeds.  The Borrower shall use the proceeds of the Loans for (a) the repayment of loans outstanding under the Borrower’s Revolving Credit Agreement (without any permanent reduction of the revolving commitments thereunder), (b) the repayment of the amounts outstanding under the Existing Credit Agreement, and (c) the payment of fees and expenses related to the foregoing, in each case, in accordance with and subject to the terms and conditions of this Agreement.  The Borrower shall not request any Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 2.16.                          Replacement of Banks.  The Borrower shall be permitted to replace any Bank that does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Banks or each of the Banks affected thereby (so long as the consent of the Required Banks has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Bank shall have taken no action so as to eliminate the continued need for payment of amounts owing pursuant to Section 8.2 or 8.4, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Bank on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Bank under Section 2.13 if any Eurodollar Loan owing to such replaced Bank shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 8.2 or 8.4, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Bank shall have against the replaced Bank.  Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective.

Section 2.17.                          Collateral and Covered Assets.

(a)                                       The Obligations shall, at all times, be secured by a perfected first priority security interest in the Collateral subject to the Collateral Documents and this Agreement.  The Covered Assets and the equity interests issued by Covered Subsidiaries, shall, at all times, be free and clear of all Liens except Liens permitted under Section 5.15.

(b)                                       On the Closing Date, the Collateral and Covered Assets shall consist of the assets listed on the Collateral and Covered Asset List delivered to the Administrative Agent pursuant to Section 3.1(o). Thereafter, subject to the limitations described in this Agreement, the Borrower may withdraw (and the Administrative Agent shall be authorized to release liens thereon) any Collateral or Covered Asset, including without limitation, pursuant to a Third Party Sale or as a result of the repayment or prepayment of Loans in an amount equal to 110% of the Designated Valuation Amount (calculated as of the Closing Date) of such item of Collateral or Covered Asset, in the case of each such withdrawal, so long as (I) no Payment Default or Event of Default shall have occurred and be continuing, (II) the Collateral Coverage Ratio as of the date of such proposed withdrawal is greater than or equal to 1.25 to 1.00, in the case of both clauses (I) and (II), after giving pro forma effect to such proposed withdrawal, and (III) the representations and warranties of the Covered Parties contained in the Loan Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the date of such withdrawal after giving effect thereto. For the avoidance of doubt, nothing herein shall be construed to permit the exchange, substitution, swap, or other similar in-kind exchange of Collateral or Covered Assets for other assets.

(c)                                        Upon any Third Party Sale or other withdrawal of an item of Collateral or Covered Asset satisfying the terms of Section 2.17(b) above, such Collateral or Covered Asset shall be released from the lien of the Collateral Documents, and promptly upon receipt by the Administrative Agent of a request therefor from the Borrower, the Administrative Agent shall return to the Borrower all documentation related to such Collateral or Covered Asset pursuant to the terms of the Collateral Documents and the Borrower shall update the Collateral Report pursuant to Section 5.1(i).

Section 2.18.                          Defaulting Bank. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)                                       fees, if applicable, shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.7;

(b)                                       the Commitment and Loans of such Defaulting Bank shall not be included in determining whether the Required Banks or Super Majority Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.5); provided, that this clause (b) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank affected thereby;

(c)                                        the Borrower may, at its sole expense and effort, upon notice to such Defaulting Bank and the Administrative Agent, require such Defaulting Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.6), all its available Commitment, if any, under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld; provided further that nothing contained in this clause (c) shall affect the obligations due to such Defaulting Bank; and

(d)                                       the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by it from any Covered Party for the account of such Defaulting Bank to satisfy such Defaulting Bank’s obligations hereunder until all such unsatisfied obligations are fully paid.

In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then on such date such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Pro Rata Share.

Section 2.19.                          Incremental Facility.

(a)                                       The Borrower and any one or more Banks (including any New Bank (as defined below)) may from time to time before the Maturity Date agree that such Banks shall make, obtain or increase the amount of their Incremental Term Loans by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase, (ii) the applicable Increased Facility Closing Date, (iii) the applicable maturity date and the amortization schedule for such Incremental Term Loans, in each case, which shall comply with Section 2.1(d), and (iv) the Applicable Margin for such Incremental Term Loans; provided, that if the total yield (calculated for both the Incremental Term Loans and the existing Loans, including the upfront fees, any interest rate floors and any OID (as defined below but excluding any arrangement, underwriting or similar fee paid by the Borrower)) in respect of any Incremental Term Loans exceeds the total yield for the existing Loans (it being understood that any such increase may take the form of original issue discount (“OID”), with OID being equated to the interest rates in a manner determined by the Administrative Agent based on an assumed four-year life to maturity), the Applicable Margin for the existing Loans shall be increased so that the total yield in respect of such Incremental Term Loans is not greater than 50 basis points higher than the total yield for the existing Loans.  Notwithstanding the foregoing, (i) the Administrative Agent shall have received (A) additional new assets as Collateral and Covered Assets, consisting of assets that are of the type included in the Collateral and Covered Assets on the Closing Date and otherwise reasonably acceptable to the Administrative Agent and the increasing Bank or New Bank, as applicable, such that the Collateral Coverage Ratio as of the Increased Facility Closing Date, after giving pro forma effect to such addition, shall be equal to or greater than the Collateral Coverage Ratio as of the last Collateral Report, which shall have been in all cases equal to or greater than 1.25 to 1.00 and (B) an updated Collateral and Covered Asset List to reflect such additional new assets, and (ii) without the consent of the Administrative Agent, each increase effected pursuant to this paragraph shall be in a minimum amount of at least $10,000,000.  No Bank shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(b)                                       Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent, elects to become a “Bank” under this Agreement in connection with any transaction described in Section 2.19(a) shall execute a New Bank Supplement (each, a “New Bank Supplement”), substantially in the form of Exhibit M-2, whereupon such bank, financial institution or other entity (a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)                                        Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, on each Increased Facility Activation Date, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loans evidenced thereby.  Any such deemed amendment may be effected in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

ARTICLE III

CONDITIONS

Section 3.1.                                 Closing.  The Closing Date shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

(a)                                       the Borrower as of the Closing Date shall have executed and delivered to the Administrative Agent a Note or Notes for the account of each Bank requesting the same dated the Closing Date and complying with the provisions of Section 2.4;

(b)                                       the Borrower, the Administrative Agent and each of the Banks shall have executed and delivered to the Administrative Agent a duly executed original of this Agreement;

(c)                                        the Borrower shall have executed and delivered to the Administrative Agent a duly executed original of the Security Agreement and each other Collateral Document, including without limitation, a Deposit Account Control Agreement in respect of the Deposit Collateral Account, and each issuer of equity interests pledged pursuant to the Security Agreement shall have executed and delivered to the Administrative Agent an Acknowledgment and Consent in the form attached to the Security Agreement;

(d)                                       the Administrative Agent shall have received a duly executed Affiliate Subordination Agreement, duly executed by the Covered Parties;

(e)                                        the Administrative Agent shall have received any certificates representing Pledged Stock described in the Security Agreement and required to be delivered thereunder as of the Closing Date and appropriate transfer documents with respect to any such certificates included in the Collateral as of the Closing Date, signed in blank by the Borrower or the other owner thereof and, each document (including, without limitation, any Uniform Commercial Code financing statement to be filed in the jurisdiction of organization of the Borrower) required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered in order to create or perfect the Liens intended to be created under the Security Agreement shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation (if applicable);

(f)                                         the Administrative Agent shall have received opinions of (i) Clifford Chance US LLP, special counsel for the Borrower, (ii) Geoffrey Dugan, Esq., in-house counsel for the Borrower, and (iii) Venable LLP, special Maryland counsel to the Borrower, each acceptable to the Administrative Agent, the Banks and their counsel;

(g)                                        the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and each other Covered Party as of the Closing Date, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.  Such documentation shall include, without limitation, the articles of incorporation, certificate of formation or similar organizational document of each such entity, as amended, modified or supplemented on or prior to the Closing Date, certified to be true, correct and complete by a senior officer of such entity as of the Closing Date, together with a good standing certificate as to each such entity from the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, to be dated as of a date within ten Business Days from the Closing Date.  Any such organizational documents of each Covered Subsidiary (other than any Covered Subsidiary that is subject to conditions or restrictions on amending its organizational documents pursuant to any Indebtedness described on Schedule 4.4(c)) shall provide for, and require that there at all times be, a special director or member whose consent would be required for a bankruptcy filing by such Covered Subsidiary or for the transfer of any equity interests therein (other than the sale of such equity interests in a transaction permitted under the Loan Documents) and shall otherwise be satisfactory to the Administrative Agent;

(h)                                       the Borrower shall have executed a solvency certificate reasonably acceptable to the Administrative Agent;

(i)                                           the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 2.2, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its reasonable discretion;

(j)                                          each Covered Party shall have taken all actions required to authorize the execution and delivery of (i) in the case of the Borrower, this Agreement and (ii) in the case of the

Borrower and each other Covered Party, any other Loan Document to which it is a party and the performance thereof by the Borrower or such other Covered Party, as applicable;

(k)                                       the Borrower shall have delivered to the Administrative Agent a certificate of a senior officer of the Borrower certifying that the Borrower is not subject to any present or contingent Environmental Claim which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Borrower;

(l)                                           the Administrative Agent shall have received, on or before the Closing Date, (i) (x) for its and any other Bank’s account, all fees due and payable pursuant to Section 2.7 on or before the Closing Date and (y) all other fees required to be paid and all expenses for which invoices have been presented and (ii) the reasonable and documented fees and expenses accrued through the Closing Date of Simpson Thacher & Bartlett LLP;

(m)                                   the Borrower shall have delivered copies of all consents, licenses and approvals (subject to Section 4.3), if any, required in connection with the execution, delivery and performance by the Borrower or any other Covered Party, or the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

(n)                                       no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to the transactions contemplated hereby;

(o)                                       the Administrative Agent shall have received (x) the Collateral and Covered Assets List, which shall be in form and substance reasonably satisfactory to the Administrative Agent and (y) a Collateral Report, dated as of the Closing Date and certified and duly executed by a financial officer of the Borrower, reflecting a Collateral Coverage Ratio of not less than 1.25 to 1.00;

(p)                                       the Borrower shall have delivered Projections which shall include (x) the Borrower’s projected sources and uses of cash (and the timing thereof) through a date that is on or after the fourth anniversary of the Closing Date and (y) that such sources are at all times sufficient for such uses;

(q)                                       the representations and warranties of the Covered Parties contained in the Loan Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Closing Date both before and after giving effect to the transactions contemplated hereby;

(r)                                          the Administrative Agent shall have received the results of a recent Lien search with respect to the Borrower and each other Covered Party and such search shall reveal no Liens on any of the Covered Assets or the Collateral except for Liens permitted by Section 5.15 and the Negative Pledge Agreement or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent;

(s)                                         any Bank that so reasonably requests (in writing) at least three Business Days prior to the Closing Date shall have received, through the Administrative Agent, all U.S.A. PATRIOT Act information required under Section 9.15;

(t)                                          the Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Existing Credit Agreement shall have been amended and restated in its entirety with this Agreement on the Closing Date, and simultaneously therewith, (A) all principal, interest and fees owing under the Existing Credit Agreement with respect to Existing Loans that are not being continued as Continued Loans will be repaid concurrently with the occurrence of the Closing Date, and (B) all accrued interest and fees on the other Existing Loans under the Existing Credit Agreement are paid concurrently with the occurrence of the Closing Date and (ii) satisfactory arrangements shall have been made with respect to all Liens granted in connection therewith;

(u)                                       the Banks executing and delivering Bank Addenda shall constitute the “Required Banks” under and as defined in the Existing Credit Agreement; and

(v)                                       receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2(a).

Each Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Borrowing that the conditions contained in this Section 3.1 have been satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date, as of each Borrowing.  Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

Section 4.1.                                 Existence and Power.  Each of the Borrower and each other Covered Party is a corporation, limited liability company or limited partnership, as applicable, duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

Section 4.2.                                 Power and Authority; Enforceable Obligation.  Each of the Borrower and each other Covered Party has the requisite power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action, if any, to authorize the execution and delivery on its behalf and its performance of the Loan Documents to which it is a party.  Each of the Borrower and each other Covered Party has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes (or, upon execution and delivery thereof, will constitute) its legal, valid and binding obligation, enforceable in accordance with the terms thereof, except as enforceability may be limited by applicable insolvency, bankruptcy or other similar laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4.3.                                 No Violation.  Neither the execution, delivery or performance by or on behalf of any Covered Party of the Loan Documents to which it is a party, nor compliance by any such Covered Party with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens created under the Collateral Documents) upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of, any loan agreement, indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a default by any Covered Party under any organizational document of any Person in which such Covered Party has an interest, or cause a material default under such Person’s agreement or certificate of limited partnership, the consequences of which conflict, contravention, breach or default under the foregoing clauses (i), (ii) or (iii) would (x) have a Material Adverse Effect (provided, however, that for purposes of determining whether the consequences of a conflict, contravention, breach or default under clause (ii) of this Section 4.3 would have a Material Adverse Effect, clause (ii) of the definition of the term “Material Adverse Effect” shall be modified to read as follows: “(ii) the ability of the Administrative Agent or the Banks to enforce the Loan Documents in a manner that materially and adversely affects the rights of the Administrative Agent or the Banks thereunder”), or (y) result in or require the creation or imposition of any Lien whatsoever upon any Collateral (except as contemplated herein).

Section 4.4.                                 Financial Information.

(a)                                       The consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of December 31, 2015, and for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP fairly presents, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such Fiscal Year.

(b)                                       Since December 31, 2015, (i) nothing has occurred having a Material Adverse Effect, (ii) except for (x) as set forth on Schedule 4.4(c) and (y) the incurrence of Loans hereunder on the Closing Date, the Borrower has not incurred any material Indebtedness or guaranteed any material Indebtedness on or before the Closing Date and (iii) except as set forth in Schedule 4.4(c), the Borrower will not have incurred any material Indebtedness or guaranteed any material Indebtedness on or before the Closing Date.

(c)                                        Schedule 4.4(c) sets forth the Indebtedness for borrowed money of each Covered Subsidiary existing on the Closing Date.

(d)                                       No Covered Subsidiary has incurred any Indebtedness or guaranteed any Indebtedness other than Indebtedness permitted by Section 5.14.

Section 4.5.                                 Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower or any of its Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of the assets of the Borrower or any of its Consolidated Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision and which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

Section 4.6.                                 Compliance with ERISA.

(a)                                       Except as set forth on Schedule 4.6(a) attached hereto, neither the Borrower nor any other Covered Party is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan.  Except as could not be reasonably expected to have a Material Adverse Effect individually or in the aggregate (i) there has been no filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standards with respect to any Plan; (ii) there has been no failure to make by its due date any required installment under Section 430(j) of the Code with respect to any Plan nor a failure by the Borrower nor any member of the ERISA Group to make any required contribution to a Multiemployer Plan; (iii) there has been no determination that any Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) the present value of all accrued benefits under each Plan (determined based on the assumptions used by such Plans pursuant to Section 430(h) of the Code) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed by more than an immaterial amount the value of the assets of such Plan (as determined pursuant to Section 430(g) of the Code) allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of ASC Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than an immaterial amount the fair market value of the assets of all such underfunded Plans; (v) each employee benefit plan maintained by the Borrower or any of its Subsidiaries or any Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such employee benefit plan or Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently pending before the Internal Revenue Service and, to the knowledge of Borrower, nothing has occurred subsequent to the issuance of the determination letter which would cause such employee benefit plan or Plan to lose its qualified status; and (vi) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any member of the ERISA Group other than in the ordinary course.  The Borrower and its Subsidiaries have no contingent liabilities with respect to any post retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, and except as would not be reasonably expected to have a Material Adverse Effect.  In the event that at any time after the Closing Date, the Borrower or any other Covered Party shall sponsor or contribute to any other material Plan or Multiemployer Plan, the Borrower promptly shall notify the Administrative Agent thereof (and from and after such notice, Schedule 4.6(a) shall be deemed modified thereby).

(b)                                       No assets of the Borrower or any other Covered Party constitute “assets” (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. § 2510.3-101 or any successor regulation thereto) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA or a “plan” within the meaning of, and subject to, Section 4975(e)(1) of the Code.  In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, the Borrower covenants and agrees that the Borrower shall not, and shall not permit any other Covered Party to, use any “assets” (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. § 2510.3101) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA or a “plan” within the meaning of, and subject to, Section 4975(e)(1) of the Code to repay or secure the Note, the Loan, or the Obligations.

Section 4.7.                                 Environmental.

(a)                                       The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses).  On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

(b)                                       Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither the Borrower nor any other Covered Party has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the facilities and properties owned, leased or operated by the Borrower or any other Covered Party (the “Properties”) or the business operated by the Borrower or any other Covered Party (the “Business”) that is not fully and finally resolved, (ii) to the Borrower’s actual knowledge, after due inquiry, no judicial proceeding or governmental or administrative action is pending or, to the Borrower’s actual knowledge, after due inquiry, threatened, under any Environmental Law to which the Borrower or any other Covered Party is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law or relating to Materials of Environmental Concern with respect to the Business; and (iii) to the Borrower’s actual knowledge, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there are no Materials of Environmental Concern at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business.

Section 4.8.                                 Taxes.  The Borrower and its Consolidated Subsidiaries have filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, or any Consolidated Subsidiary, except (i) such taxes, if any, as are being contested in good faith by appropriate proceedings and are reserved against in accordance with GAAP or (ii) such tax returns or such taxes, the failure to file when due or to make payment when due and payable will not have, in the aggregate, a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.  No Tax lien (other than a Permitted Lien) has been filed, and, to the knowledge of Borrower and its Consolidated Subsidiaries, no claim is being asserted, with respect to any such Tax, fee or other charge.

Section 4.9.                                 Full Disclosure.  All information heretofore furnished by the Borrower or any other Covered Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is, when taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified; provided that, with respect to projected financial information, the Borrower represents and warrants only that such information represents the Borrower’s expectations regarding future performance, based upon historical information and reasonable assumptions, it being understood, however, that actual results may differ from the projected results described in the financial projections.  The Borrower has disclosed to the Banks in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

Section 4.10.                          Solvency.  (i) On the Closing Date and after giving effect to the transactions contemplated hereby and by the other Loan Documents occurring on the Closing Date and (ii) on each date that the Borrower provides additional Covered Assets or Collateral pursuant to Section 2.17 or otherwise, the Borrower and each other Covered Party, taken as a whole, are Solvent.

Section 4.11.                          Use of Proceeds.  All proceeds of the Loans will be used by the Borrower in accordance with Section 2.15.  Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

Section 4.12.                          Governmental Approvals.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower or any other Covered Party of any Loan Document to which it is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

Section 4.13.                          Investment Company Act.  Neither the Borrower nor any other Covered Party is (x) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, or (y) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.14.                          Principal Offices.  As of the Closing Date, the principal office, chief executive office and principal place of business of each Covered Party is 1114 Avenue of the Americas, New York, NY 10036.

Section 4.15.                          REIT Status.  As of the date hereof, the Borrower is qualified as a REIT.

Section 4.16.                          Intellectual Property.  The Borrower and each other Covered Party has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, domain names, copyrights and other intellectual property rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

Section 4.17.                          Judgments.  As of the Closing Date, there are no final, non-appealable judgments or decrees which would result in an Event of Default under Section 6.1(h).

Section 4.18.                          No Default.  No Event of Default or, to the best of the Borrower’s knowledge, Default exists under or with respect to any Loan Document and neither the Borrower nor any other Covered Party is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

Section 4.19.                          Licenses, etc.  Each Covered Party has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

Section 4.20.                          Compliance with Law.  To the Borrower’s knowledge, each Covered Party and each of its assets are in compliance in all respects with all laws, rules, regulations, orders, judgments, writs and decrees, the failure to comply with which is likely to have a Material Adverse Effect.

Section 4.21.                          No Burdensome Restrictions.  Except as may have been disclosed by the Borrower in writing to the Banks prior to the Closing Date or that would otherwise be permitted under the Loan Documents, neither the Borrower nor any other Covered Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

Section 4.22.                          Brokers’ Fees.  Neither the Borrower nor any other Covered Party has dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and neither the Borrower nor any other Covered Party has done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower or any other Covered Party of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Banks, and certain other Persons as previously disclosed to the Administrative Agent.

Section 4.23.                          Labor Matters.  Except as disclosed on Schedule 4.6(a), there are no collective bargaining agreements covering the employees of the Borrower or any other Covered Party, and neither the Borrower nor any other Covered Party has suffered any material strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

Section 4.24.                          Insurance.  Each of the Borrower and each other Covered Party currently maintains 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, “builders’ risk” where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers’ compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders’ rating of not less than A-/VII at the time of issuance or extension of any such coverage policy in amounts no less than customarily carried by owners of properties similar to, and in the same locations as, the Covered Parties’ Real Property Assets; provided, however, that the foregoing A.M. Best policyholders’ rating requirement shall not be required for (a) such insurance as tenants of Credit Tenant Lease Assets are permitted or required pursuant to applicable leases to obtain or maintain, (b) exposure under existing insurance policies (but not renewals of any such policies) to CV Starr, in a Lloyds Syndicate in an amount not to exceed $20,000,000 and (c) liability and casualty insurance policies issued after the Closing Date on Real Property Assets constituting not more than 5.0% of all Real Property Assets owned by the Covered Parties with insurers having an A.M. Best policyholders’ rating of less than A-/VII, but not less than B++/VII.

Section 4.25.                          Organizational Documents.  The documents delivered pursuant to Section 3.1(g) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and each Covered Party.  The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each such document.

Section 4.26.                          Unencumbered Assets.  As of the Closing Date after giving effect to the transactions contemplated hereby, the Borrower shall be in compliance with the covenants with respect to the Borrower’s maintenance of its unencumbered assets under the documentation governing its other Indebtedness for borrowed money.

Section 4.27.                          Ownership of Property; Liens.  The Borrower owns the Collateral purported to be owned by it and each other Covered Party directly owns the Covered Assets purported to be owned by it, as applicable, in each case as set forth in the Collateral and Covered Asset List, and none of the Collateral or Covered Assets is subject to any Lien except as permitted by Section 5.15.

Section 4.28.                          Covered Parties.  (a) Schedule 4.28 sets forth the full legal name and jurisdiction of incorporation or organization of each Covered Party and, as to each such Covered Subsidiary, the percentage of each class of equity interests owned by the Borrower or any Covered Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than, in respect of the Borrower only, stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any equity interests of the Borrower or any other Covered Party, except as permitted by the Loan Documents.

Section 4.29.                          Security Documents.  The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Agents and the Banks, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock described in the Security Agreement, when certificates representing such Pledged Stock, if any, are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 4.29 in appropriate form are filed in the offices specified on Schedule 4.29, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Lien (other than (x) Liens described in clauses (f) and (h) of Permitted Liens and (y) other Permitted Liens that have priority by operation of law).

Section 4.30.                          Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower, its employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.31.                          EEA Financial Institutions. No Covered Party is an EEA Financial Institution.

ARTICLE V

AFFIRMATIVE AND NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any of the Obligations remain unpaid:

Section 5.1.                                 Information.  The Borrower shall deliver to the Administrative Agent and each of the Banks (or post to Intralinks or another similar electronic system acceptable to the Administrative Agent), provided such information is not otherwise publicly available:

(a)                                       as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each Fiscal Year of the Borrower) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations and consolidated statements of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on the Borrower’s Form 10-K and reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(b)                                       (i) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations and consolidated statements of cash flow for such quarter and for the portion of the Borrower’s Fiscal Year ended at the end of such Fiscal Quarter, all reported in the form provided to the Securities and Exchange Commission on the Borrower’s Form 10-Q, together with (ii) such other information reasonably requested by the Administrative Agent or any Bank;

(c)                                        simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (I) a certificate of a financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.9 on the date of such financial statements and (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Consolidated Subsidiaries on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Consolidated Subsidiaries during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to, but excluding, the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Section 5.9 at or as of the date of such financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower and its Consolidated Subsidiaries, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof (and such certificate shall set forth the calculations required to establish the matters described in clause (1) above) and (II) updated Projections for the next successive four-quarter period;

(d)                                       (i) within five (5) Business Days after any officer of any Covered Party obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of the chief financial officer, or other executive officer of the Borrower, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after any Covered Party obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or any Consolidated Subsidiary or its directly or indirectly owned Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

(e)                                        promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all proxy statements or any other materials so mailed;

(f)                                         promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, in each case to the extent any occurrence covered by any of clauses (i) through (vii) above would reasonably be expected to result in a Material Adverse Effect.  In the event notice is required pursuant to this Section 5.1(f), the Borrower shall provide a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(g)                                        promptly and in any event within ten (10) days after any Covered Party obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower’s or, if the Borrower has actual knowledge thereof, the Environmental Affiliate’s proposed initial response thereto: (i) the receipt by the Borrower, or any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance would reasonably be expected to have a Material Adverse Effect, (ii) the existence of any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim would reasonably be expected to have a Material Adverse Effect or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that would reasonably be expected to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate or would reasonably be expected to interfere with the Borrower’s Business or the fair saleable value or use of any of its Properties, which in any such event would reasonably be expected to have a Material Adverse Effect;

(h)                                       promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower or any other Covered Party relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

(i)                                           as soon as available and in any event (A) on or before the fifteenth day after the end of each calendar quarter in respect of the immediately prior calendar quarter a report from a financial officer of the Borrower, substantially in the form attached hereto as Exhibit B (a “Collateral Report”) specifying (i) any adjustments in the Designated Valuation Amount or Book Value of the Collateral or any Covered Asset, including without limitation any adjustment resulting from (x) any write-downs in Book Value of Collateral or any Covered Asset and (y) any principal payments actually paid or prepaid on account of any Loan Assets (excluding any scheduled amortization payments actually paid), (ii) the resulting aggregate amount of the Total Collateral Value and (iii) the calculation of the Collateral

Coverage Ratio; provided that if any Third Party Sale of the Collateral or any Covered Asset shall have occurred since the most recently delivered Collateral Report, the Borrower shall also deliver a Collateral Report in respect of the month in which such Third Party Sale shall have occurred on or before the fifteenth day of the calendar month immediately succeeding the month in which such Third Party Sale was consummated and (B) within three Business Days after obtaining knowledge thereof, notice of any event giving rise to the requirement of a prepayment, or addition of Collateral or Covered Assets, pursuant to Section 2.10;

(j)                                          from time to time such additional information regarding any of the Collateral, Covered Assets or the financial condition or operations or investments of the Borrower and its Subsidiaries, in each case, as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, statute, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower or any of its Subsidiaries or on any Property of any of them;

(k)                                       promptly and in any event within ten (10) days after the Borrower obtains actual knowledge that it has failed to qualify as a REIT under the applicable provisions of the Code.

The Borrower represents and warrants that it files its financial statements with the SEC, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.1(a) and (b)(i) above, along with the Loan Documents, available to Public-Siders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws.

Section 5.2.                                 Payment of Obligations.  The Borrower and its Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any such material obligations (a) pursuant to any agreement by which it or any of its properties is bound and (b) in respect of federal, state and other taxes, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

Section 5.3.                                 Maintenance of Property; Insurance; Leases.

(a)                                       The Borrower shall keep, and shall cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation each of its Real Property Assets (for so long as the same constitutes a Real Property Asset), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

(b)                                       The Borrower shall maintain, or cause to be maintained, insurance described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, the Covered Parties’ Real Property Assets.  The Borrower shall deliver to the Administrative Agent (i) upon the reasonable request of the Administrative Agent from time to time certificates of insurers evidencing the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage required by Section 4.24 from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of coverage by the Borrower or any other Covered Party.

Section 5.4.                                 Maintenance of Existence.  The Borrower shall and shall cause each of its Consolidated Subsidiaries to preserve, renew and keep in full force and effect, its corporate existence and its rights, privileges and franchises necessary for the normal conduct of its business unless the failure to maintain such existence (other than the existence of the Borrower), rights, privileges and franchises does not have a Material Adverse Effect.

Section 5.5.                                 Compliance with Laws.  The Borrower shall, and shall cause its Consolidated Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose the Administrative Agent or Banks to any material liability therefor.

Section 5.6.                                 Inspection of Property, Books and Records.  The Borrower shall, and shall cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and shall permit representatives of any Bank, at such Bank’s expense, or upon the occurrence and during the continuance of any Event of Default, at the Borrower’s expense (but subject to the reimbursement limitations in Section 9.3), so long as disclosure of such information could not result in a violation of, or expose the Borrower or any of its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower or any of its Subsidiaries, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired.  Upon the occurrence and during the continuance of any Event of Default, representatives of any Bank permitted to review such books or engage in such discussions shall include consultants, accountants, auditors and any other representatives that any Bank deems necessary in connection with any workout or proposed workout of the Loans.

Section 5.7.                                 Existence.  The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its and its Consolidated Subsidiaries’ existence and its patents, trademarks, servicemarks, domain names, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

Section 5.8.                                 Independent Director.  The board of directors, board of managers, or other equivalent governing body of each Covered Subsidiary that is a Pledged Subsidiary or owns a Covered Asset (other than any Covered Subsidiary that is subject to conditions and restrictions on amending its organizational documents under or pursuant to any Indebtedness described on Schedule 4.4(c)) shall include at least one special, independent director or member (or equivalent thereof), pursuant to documentation satisfactory to the Administrative Agent, whose consent shall be required for (i) any bankruptcy or insolvency filing by the relevant Covered Subsidiary, as the case may be, (ii) the transfer of any membership or other equity interests therein (other than the sale or other transfer of such membership or equity interests in a transaction permitted under the Loan Documents) and (iii) encumbering any asset owned by such Covered Subsidiary, other than an Excluded Asset, with a real property mortgage or deed of trust, as applicable, or a security agreement, pledge agreement or any similar agreement creating a Lien in respect thereof, except as permitted under the Loan Documents (including as a result of any consent, amendment, waiver or other modification obtained in accordance with the terms of the Loan Documents).

Section 5.9.                                 Collateral Coverage Ratio.  The Borrower shall not permit the Collateral Coverage Ratio as of the last Business Day of any calendar quarter, beginning with June 30, 2016, to be less than 1.25 to 1.00.

Section 5.10.                          Restricted Payments.

(a)                                 The Borrower shall not, and shall not permit its Subsidiaries to, pay any dividends; provided that, (w) in any Fiscal Year in which the Borrower is qualified as a REIT, the Borrower may pay dividends in an amount, as determined on an aggregate annual basis as of the end of any such Fiscal Year, not to exceed 100% of the Borrower’s REIT taxable income for such Fiscal Year calculated prior to deducting (A) accumulated net operating losses of the Borrower as of December 31, 2015 and (B) dividends paid or payable by the Borrower, (x) any Subsidiary of the Borrower may pay dividends to the Borrower or to any other Subsidiary of the Borrower and to its other equityholders on a ratable basis, (y) so long as no Material Default or Event of Default is continuing, the Borrower may pay dividends to holders of its preferred equity in an aggregate amount in any Fiscal Year not to exceed the stated dividend amount payable pursuant to the terms of such preferred equity, and (z) so long as no Default or Event of Default is continuing, the Borrower may distribute or pay dividends in the form of Real Property Assets or Loan Assets (or Securities in an entity substantially all of whose assets constitutes such Loan Assets or ownership interests in such Real Property Assets) to its equity holders on a ratable basis, so long as such Loan Assets, Real Property Assets or Securities are not Collateral, Covered Assets or equity interests in a Pledged Subsidiary or Covered Subsidiary.

(b)                                       The Borrower shall not, and shall not permit its Subsidiaries to, make any prepayments, repurchases or redemptions of unsecured Indebtedness of the Borrower or any Subsidiary (including any unsecured Indebtedness convertible into capital stock of the Borrower), Indebtedness for borrowed money of the Borrower or any Subsidiary that is subordinated to the Obligations or preferred or common stock of the Borrower or any Subsidiary except for payments made on intercompany loans held by the Borrower and pledged to the Administrative Agent pursuant to the Collateral Documents, or except to the extent funded with or exchanged for (i) income or payments received in respect of, or proceeds from the sale, refinancing or maturity of, assets not constituting Principal Collateral Payments in respect of any Collateral or a Covered Asset, (ii) interest, fee or rental income in respect of any assets (including assets constituting part of the Collateral or Covered Assets) or (iii) equity or Indebtedness issued by the Borrower or the proceeds thereof.

Section 5.11.                          Restriction on Fundamental Changes.

(a)                                       The Borrower shall not, and shall not permit any other Covered Party to, enter into any merger or consolidation without obtaining the prior written consent thereto of the Required Banks, unless (i) in the case of any such merger or consolidation involving (x) the Borrower, the Borrower is the surviving entity (regardless of whether a Covered Subsidiary is involved) and (y) any other Covered Subsidiary, a Covered Subsidiary is the surviving entity (which surviving entity must be a Pledged Subsidiary if a Pledged Subsidiary is involved) and (ii) in each case, the same will not result in the occurrence of a Material Default or an Event of Default.  The Borrower shall not, and, except in connection with a merger or consolidation permitted in the preceding sentence, shall not permit any other Covered Subsidiary to, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired, other than to the Borrower or to any Covered Subsidiary (and if involving a Pledged Subsidiary or the assets of a Covered Subsidiary, to another Pledged Subsidiary) or in connection with any sale of all or substantially all of its assets or any payment or prepayment in full or other monetization in full of its assets.  Nothing in this Agreement shall limit or restrict any Covered Party to sell, pledge, mortgage or transfer any Excluded Asset.

(b)                                       The Borrower shall not, and shall not permit any other Covered Party to, amend its articles of incorporation, bylaws, or other organizational documents such that the provisions thereof would violate Section 5.8 or permit any action prohibited by Section 5.18 or, otherwise, in any manner that would be materially adverse to the Banks without the Required Banks’ consent.

Section 5.12.                          Changes in Business.  The Borrower’s primary business shall not be substantially different from that conducted by the Borrower on the Closing Date and shall include ownership and management of Credit Tenant Lease Assets, Loan Assets and Real Property Assets.  The Borrower shall carry on its business operations through the Borrower and its Consolidated Subsidiaries and its Investment Affiliates.

Section 5.13.                          Borrower Status.  The Borrower shall at all times remain a publicly traded company listed for trading on the New York Stock Exchange (or another nationally recognized stock exchange (for the avoidance of doubt, the NASDAQ stock quotation system or any successor thereto shall be considered a nationally recognized exchange)).

Section 5.14.                          Other Indebtedness.

(a)                                       The Borrower shall not permit any Covered Subsidiary to create, incur, assume or suffer to exist any Indebtedness other than (w) Indebtedness of the Covered Subsidiaries existing on the Closing Date and set forth on Schedule 4.4(c), refinancing and replacements thereof in an amount not exceeding the sum of the principal balance of such Indebtedness on the Closing Date plus the amount of fees and expenses incurred in connection with such refinancing and paid with the proceeds therefrom, (x) additional intercompany loans held by the Borrower and pledged to the Administrative Agent and (y) obligations under warranties and indemnities incurred in the ordinary course of business, and (z) Non-Recourse Indebtedness in respect of Excluded Assets.

(b)                                       The Borrower shall not consent to or vote in favor of (and shall not permit any Subsidiary to consent to or vote in favor of) the incurrence of any Indebtedness by any Covered Party (other than Indebtedness permitted under Section 5.14(a)).

Section 5.15.                          Liens.

(a)                                       The Borrower shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any item of Collateral or Covered Assets, except for (i) Permitted Liens, and (ii) so long as no Material Default or Event of Default has occurred and is continuing, Liens on the Collateral securing Permitted Second Lien Debt, provided, that at the time of the incurrence of such Permitted Second Lien Debt, the Collateral Coverage Ratio shall not be less than 1.25 to 1.00.

(b)                                       The Borrower shall not consent to or vote in favor of (and shall not permit any Subsidiary to consent to or vote in favor of) the incurrence of any Liens on any assets of any Covered Party, except for Permitted Liens and Liens on Excluded Assets securing Non-Recourse Indebtedness.

Section 5.16.                          Deposit Collateral Account.

(a)                                 The Borrower shall (x) on or prior to the Closing Date, notify all financial institutions that collect payments in respect of Covered Assets that secure Indebtedness described on Schedule 4.4(c), (y) within 5 Business Days after the Closing Date, notify all obligors under the Loan Assets of the applicable current payment instructions and (z) in any event, within 90 days after the Closing Date, cause (i) all payments in respect of any Loan Assets (including any Net Cash Proceeds from any Recovery Event to the extent intended to be used for repair or replacement of the asset subject to such Recovery Event but specifically excluding all Net Cash Proceeds that are not covered by Section 2.10 pursuant to the last sentence of Section 2.10(a)) included in the Collateral or Covered Assets and (ii) all payments on account of assets (other than Excluded Assets) owned by the Covered Parties (net of any amounts required by the terms of any Indebtedness described on Schedule 4.4(c) to be paid to or required to be reserved with respect to such Indebtedness, but including any Net Cash Proceeds from any Recovery Event to the extent intended to be used for repair or replacement of the asset subject to such Recovery Event but specifically excluding all Net Cash Proceeds that are not covered by Section 2.10 pursuant to the last sentence of Section 2.10(a)), in the case of each of the foregoing clauses (i) and (ii), to be directed to deposit accounts maintained by (and in the name of) the Borrower with JPMorgan Chase Bank, N.A. or such other account bank as may be reasonably acceptable to the Administrative Agent (each such account, a “Deposit Collateral Account”).

(b)                                 In the event any Covered Subsidiary receives any payment or Net Cash Proceeds in respect of any Collateral or Covered Assets, the Borrower shall cause such Covered Subsidiary to transfer all such amounts, promptly and in any event within 5 Business Days of receipt thereof, to a Deposit Collateral Account and any such transfer shall be deemed to be a cash dividend or distribution on account of the capital stock of such Covered Subsidiary for purposes of determining the Collateral (including for the avoidance of doubt, the application of proceeds pursuant to Section 5.3 of the Security Agreement).  Other than the transfer of all such amounts held in the Deposit Collateral Account pursuant to the preceding sentence, the Covered Parties shall have no right to receive payments in respect of Collateral or Covered Assets or otherwise direct disposition of funds in the Deposit Collateral Account.

(c)                                  Any amounts held in Deposit Collateral Accounts shall be released to, or as directed by, the Borrower on a daily basis except in the following cases: (i) if (A) any Payment Default or any Default arising from the Borrower’s failure to be in compliance with the covenant contained in Section 5.9, shall have occurred and be continuing or (B) any Event of Default shall have occurred and be continuing on any such date, the amounts held in the Deposit Collateral Account may be used only for payments and prepayments of the Loans as provided for hereunder and in the Security Agreement and (ii) Principal Collateral Payments shall be released from the Deposit Collateral Account solely as permitted under Section 2.10(a).  The Borrower hereby agrees that (A) it will not request, and will not permit any Covered Subsidiary to request, any withdrawals from the accounts described in this Section 5.16 not permitted hereunder and under the terms of the Security Agreement and (B) JPMorgan Chase Bank, N.A. shall not be required to release any amounts requested in violation of the terms hereof or of the Security Agreement and shall not be liable to the Borrower or any Affiliate thereof for such failure to release any such funds.

Section 5.17.                          Restrictive Agreements.  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Person or any of its subsidiaries to create, incur or permit to exist any Lien upon the Collateral (other than Liens described in clauses (f) and (h) of Permitted Liens), provided that the foregoing clause (a) shall not apply to restrictions and conditions imposed by law, by any Loan Document, by the Borrower’s existing or future public note Indebtedness or credit agreements governing Indebtedness for borrowed money, by any Permitted Second Lien Debt or by any of the Indebtedness of Covered Subsidiaries described on Schedule 4.4(c) (or any refinancing thereof permitted under this Agreement) or (b) the ability of any other Covered Party (other than the Borrower) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Covered Party or to guarantee Indebtedness of the Borrower or any other Covered Party.

Section 5.18.                          Limitation on Activities of the Covered Parties.  The Borrower shall not permit any other Covered Party (other than the Borrower) to (a) (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than ownership of Covered Assets, Excluded Assets and anything incidental thereto, (ii) own any assets other than Covered Assets, Excluded Assets or any assets incidental thereto, or (iii) take any action, or conduct its affairs in a manner, that could reasonably be expected to result in the separate existence of such Covered Party being ignored, or the assets and liabilities of such Covered Party being substantively consolidated with those of the Borrower or any Subsidiary thereof in a bankruptcy, reorganization or other insolvency proceeding or (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) Indebtedness permitted pursuant to Section 5.14(a), (ii) nonconsensual obligations imposed by operation of law, (iii) obligations with respect to its equity interests to the extent in compliance with Section 5.8, not prohibited by this Section 5.18 or, otherwise, materially adverse to the Banks, (iv) obligations (other than Indebtedness) in the ordinary course of business in the operation of its assets and (v) the statutory liability of any general partner for the liabilities of the limited partnership in which it is a general partner.  Nothing contained in this Agreement or in the other Loan Documents shall prohibit or restrict the ability of the Borrower and the other Covered Parties from engaging in the transactions and other matters described on Schedule 5.18.

Section 5.19.                          Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) in the case of a Covered Party (other than the Borrower), in transactions between or among such Covered Parties not involving any other Affiliate (but if such transactions involving the transfer of assets, such transfers shall be subject to the Liens granted pursuant to the Collateral Documents), (c) in the case of the Borrower or any Subsidiary which is not a Covered Party, in transactions between or among the Borrower and such Subsidiaries not involving any other Affiliate and (d) any payment of dividends, other restricted payments or other transactions permitted by Section 5.10 or Section 5.11.

Section 5.20.                          Ratings. The Borrower shall, within 60 days after the Closing Date, (x) obtain affirmation of its corporate ratings from S&P and Moody’s, which corporate ratings shall be equal to or higher than B+ from S&P and B2 from Moody’s and (y) use commercially reasonable efforts to obtain ratings for the term loan facility provided under this Agreement.

Section 5.21.                          Anti-Corruption Laws and Sanctions.  The Borrower shall (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and (b) not request or use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any

Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

DEFAULTS

Section 6.1.                                 Events of Default.  An “Event of Default” shall have occurred if one or more of the following events shall have occurred and be continuing:

(a)                                       the Borrower shall fail to (i) pay when due any principal of any Loan, or (ii) the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to the Administrative Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due; or

(b)                                       the Borrower shall fail to observe or perform any covenant contained in Section 2.10, 2.15, 2.17, Section 5.1(d)(i), 5.1(i), 5.4, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, or 5.21, and (i) solely in the case of any failure to comply with Section 5.9, such failure shall continue unremedied for a period of thirty (30) days (it being understood that any such failure to comply with Section 5.9 may be remedied by a prepayment of the Loans prior to or during such 30-day period so long as after giving effect to any such prepayment the Borrower is in pro forma compliance with Section 5.9) and (ii) solely in the case of any failure to comply with Section 5.1(d)(i), 5.16(a) or 5.20, such failure shall continue unremedied for a period of 10 days; or;

(c)                                        the Borrower or any Covered Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clause (a), (b), (e), (f), (g), (h), (i), (l) or (n) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent; or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided the Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days; or

(d)                                       any representation, warranty, certification or statement that is made by the Borrower in this Agreement or by the Borrower or any other Covered Party in any other Loan Document to which it is a party or that is contained in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)                                        the Borrower or any Subsidiary shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amounts exceed $75,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Recourse Debt; or the Borrower or any Subsidiary shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, in each case if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness; or

(f)                                         (i) the Borrower or (ii) any Subsidiary of the Borrower or any Investment Affiliate of the Borrower to which, either individually or in the aggregate, $100,000,000 or more of the Borrower’s Consolidated Tangible Net Worth is attributable, or (iii) a Pledged Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(g)                                        an involuntary case or other proceeding shall be commenced against (i) the Borrower, (ii) any Subsidiary of the Borrower or any Investment Affiliate of the Borrower to which, either individually or in the aggregate, $100,000,000 or more of the Borrower’s Consolidated Tangible Net Worth is attributable, or (iii) any Pledged Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any of the Person described in (i), (ii) or (iii) in this subsection (g) under the federal bankruptcy laws as now or hereafter in effect; or

(h)                                       one or more final, non-appealable judgments or decrees in an aggregate amount of $75,000,000 or more shall be entered by a court or courts of competent jurisdiction against the Borrower or any Subsidiary of the Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing), and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within ninety (90) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees; or

(i)                                           a majority of the Board of Directors of the Borrower over a two-year period shall not consist of (i) the directors who constituted the Board of Directors of the Borrower at the beginning of such period (ii) directors whose nomination or election was approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who were either members of such Board of Directors at the beginning of such period or whose nomination or election as a member of such Board of Directors was previously so approved; or

(j)                                          any Person or “group” (as such term is defined in applicable federal securities laws and regulations) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of the Borrower; or

(k)                                       if any Termination Event with respect to a Plan or Multiemployer Plan shall occur which would reasonably be expected to have a Material Adverse Effect; or

(l)                                           any assets of the Borrower shall constitute “plan assets” (within the meaning of Section 3(42) of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. § 2510.3-

101 or any successor regulation thereto) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Title I of ERISA or a “plan” within the meaning of, and subject to, Section 4975(e)(1) of the Code; or

(m)                                   at any time, for any reason the Borrower repudiates in writing its payment obligations under any Loan Document or any Covered Party repudiates in writing its negative pledge obligations under the Negative Pledge Agreement or any other Loan Document; or

(n)                                       this Agreement or any Collateral Document shall not, for any reason, be in full force and effect (or any Covered Party shall so assert), or any security interest purported to be created by any of the Collateral Documents shall not be a valid, enforceable and perfected security interest having the priority required by the Collateral Documents (or any Covered Party shall so assert) (other than (i) pursuant to the terms of this Agreement or any other Loan Document (including any release pursuant to the terms hereof or thereof) or (ii) as a result of acts or omissions by the Administrative Agent); or

(o)                                       at any time Borrower shall fail to directly or indirectly own and control 100% of the outstanding equity interests in any Covered Subsidiary at any time such Covered Subsidiary owns Covered Assets.

Section 6.2.                                 Rights and Remedies.

(a)                                       Upon the occurrence of any Event of Default described in Section 6.1(f) or Section 6.1(g), any Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower for itself; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent, following consultation with the Banks, may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent, and the Banks at law or equity or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower for itself.

(b)                                       Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or any other Loan Document or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained solely by the Administrative Agent, in each case on behalf of the Administrative Agent, any other Agent and/or the Banks.  The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement after being afforded reasonable notice and opportunity to consent, then, from and after an Event of Default that is continuing, the Administrative Agent may pursue such rights and remedies as it may determine.

Section 6.3.                                 Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 6.1(b), Section 6.1(c) and Section 6.1(d) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice in writing from a Bank or the Borrower referring to this Agreement or the other Loan Documents, describing such event or condition.  Should the Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should the Administrative Agent send the Borrower a notice of Default or Event of Default, the Administrative Agent shall promptly give notice thereof to each Bank.

Section 6.4.                                 Distribution of Proceeds after Default.  Notwithstanding anything contained herein to the contrary, from and after an Event of Default that is continuing, to the extent proceeds are received by the Administrative Agent, such proceeds shall be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 9.6).

ARTICLE VII

THE AGENTS; CERTAIN MATTERS RELATING TO THE BANKS

Section 7.1.                                 Appointment and Authorization.  Concurrently with occurrence of the Effective Date, Barclays Bank PLC is hereby replaced as administrative agent under the Existing Credit Agreement and, immediately after giving effect to the foregoing each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf, including execution of the other Loan Documents, and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.  Except as set forth in Section 7.8 hereof, the provisions of this Article VII are solely for the benefit of the Administrative Agent, the other Agents and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Banks and shall not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Covered Party.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

Section 7.2.                                 Administrative Agency and Affiliates.  JPMorgan Chase Bank, N.A. has the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and JPMorgan Chase Bank, N.A. and each of their respective affiliates, may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the foregoing as if they were not the Administrative Agent hereunder, and the term “Bank” and “Banks” shall include JPMorgan Chase Bank, N.A. in its individual capacity.

Section 7.3.                                 Action by Agents.

(a)                                       The obligations of each of the Agents hereunder are only those expressly set forth herein.  Without limiting the generality of the foregoing, each of the Agents shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.  The duties of each Agent shall be administrative in nature.  Subject to the provisions of Section 7.1, Section 7.5 and Section 7.6, each Agent shall administer the Loans in the same manner as each administers its own loans. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Banks, (c) except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Covered Party or any affiliate of the Covered Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates and (d) the Administrative Agent shall not be required to take any action that (in its opinion or the opinion of its counsel) exposes it to personal liability or which is contrary to the Loan Documents or applicable law.

(b)                                       The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact (including without limitation, a custodian to administer the Collateral) and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.  In furtherance of the foregoing, each Bank hereby authorizes the Administrative Agent to enter into such documents and instruments as it deems reasonably necessary to implement its duties under this Agreement and the other Loan Documents.

Section 7.4.                                 Consultation with Experts.  As between any Agent on the one hand and the Banks on the other hand, such Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.5.                                 Liability of Agents.  As between each Agent on the one hand and the Banks on the other hand, none of the Agents nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.  As between each Agent on the one hand and the Banks on the other hand, none of the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document, or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any other Covered Party; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith.  As between each Agent on the one hand and the Banks on the other hand, none of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, email message, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the applicable extension of credit or other action.

Section 7.6.                                 Indemnification.  Each Bank shall, ratably in accordance with its Commitments or Loans, as applicable, outstanding, indemnify the Agents and their affiliates and their respective directors, officers, agents, advisors and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder.  In the event that any Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, such Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank.  Each Agent shall reimburse such Banks so entitled to reimbursement within two (2) Business Days of its receipt of such funds from the Borrower or such other party liable therefor.  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Bank, an indemnitee or any other Person, whether or not an indemnitee is otherwise a party thereto. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 7.7.                                 Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.8.                                 Successor Agent.  The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower.  Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall, provided no Event of Default has occurred and is then continuing, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed.  If no successor Administrative Agent shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within 10 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may (but shall not be required to), on behalf of the Banks, appoint a successor Administrative Agent which shall be the Administrative Agent, who shall act until the Required Banks shall appoint an Administrative Agent.  Any appointment of a successor Administrative Agent by Required Banks or the retiring Administrative Agent, pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to the

Borrower’s approval, which approval shall not be unreasonably withheld or delayed.  If no successor Administrative Agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation (and no successor agent has been appointed as successor Administrative Agent by the retiring Administrative Agent), the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Banks shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.  Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent, shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.  Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this Section 7.8.

Section 7.9.                                 Proofs of Claim.  In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to any Covered Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)                                       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.  Nothing in this Section 7.9 shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

Section 8.1.                                 Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period for any Eurodollar Borrowing the Administrative Agent or the Required Banks determine in good faith that deposits in Dollars are not being offered in the relevant market for such Interest Period or that the Eurodollar Rate for such Interest Period will not adequately reflect the cost to the Banks or the Required Banks, as the case may be, of making, funding or maintaining such

Eurodollar Borrowing for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue, or convert Loans into, Eurodollar Loans in Dollars shall be suspended.  In such event, unless the Borrower notifies the Administrative Agent on or before the second (2nd) Eurodollar Business Day before, but excluding, the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

Section 8.2.                                 Illegality.  If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans in a particular currency, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank in the case of the event described above to make Eurodollar Loans in such currency, shall be suspended.  With respect to Eurodollar Loans, before giving any notice to the Administrative Agent pursuant to this Section 8.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise commercially disadvantageous to such Bank.

If at any time, it shall be unlawful for any Bank to make, maintain or fund any of its Eurodollar Loans, the Borrower shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Loans of such Bank for an amount equal to such Bank’s outstanding Loans, together with accrued and unpaid interest and fees thereon and all other amounts due to such Bank are concurrently therewith paid in full to such Bank, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Loans of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest due thereon and any and all fees and other amounts due hereunder.

Section 8.3.                                 Increased Cost and Reduced Return.

(a)                                       If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, (i) shall subject any Bank to any tax on its capital reserves (or any similar tax) with respect to this Agreement or any Eurodollar Loan made by it (except for Non-Excluded Taxes and Other Taxes covered by Section 8.4 and changes in the rate of tax on the overall net income or profits of such Bank); (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Eurodollar Loan any such requirement reflected in an applicable Eurodollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or (iii) shall impose on any Bank (or its Applicable Lending Office)

or on the interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the date hereof affecting such Bank’s Eurodollar Loans or its obligation to make Eurodollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Eurodollar Loans, by an amount reasonable determined by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Eurodollar Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances; provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b)                                       If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital or liquidity requirements, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital or liquidity requirements (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

(c)                                        Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d)                                       Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.  Notwithstanding the foregoing, if such Bank shall fail to notify the Borrower of any such event within ninety (90) days following the end of the month during which such event occurred, then the Borrower’s liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified the Borrower of the occurrence of such event.  A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(e)                                        If at any time, any Bank has demanded compensation pursuant to this Section 8.3, the Borrower shall have the right, upon five (5) Business Day’s notice to the Administrative Agent to either (x) in accordance with Section 9.6(c), cause an Assignee to offer to purchase the Loans of such Bank for an amount equal to such Bank’s outstanding Loans plus accrued interest, fees and other amounts due to such Bank, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Loans of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon.

Section 8.4.                                 Taxes.

(a)                                       Any and all payments made by or on behalf of the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by (A) the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof, (B) in the case of each Bank, the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof or (C) any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or the Administrative Agent and such other jurisdiction, except to the extent that such connection would not have arisen but for entering into the transactions contemplated hereby and (ii) U.S. federal withholding taxes imposed under FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Non-Excluded Taxes”); provided that, if any Non-Excluded Taxes are required to be deducted from or in respect of any sum payable hereunder or under any other Loan Document, as determined in good faith by the applicable withholding agent, (w) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the Borrower shall make or cause to be made such deductions, (y) the Borrower shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (z) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

(b)                                       In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)                                        The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) payable or paid by such Bank or the Administrative Agent (as the case may be) and any liability for penalties and interest arising therefrom or with respect thereto.  This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

(d)                                       Each Bank that is a United States person for U.S. federal income tax purposes, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), shall provide the Borrower and the Administrative Agent with two duly completed copies of Internal Revenue Service Form W-9 or any successor form prescribed by the Internal Revenue Service and shall provide the Borrower and the Administrative Agent with two further copies of any such form on or before the date any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered to the Borrower and the Administrative Agent.  Each Bank that is not a United States person for U.S. federal income tax purposes, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), shall provide the Borrower and the Administrative Agent with two duly completed copies of an Internal Revenue Service Form W-8BEN-E, W-8ECI, or W-8IMY as applicable to such Bank, or any successor form prescribed by the Internal Revenue Service, and shall provide the Borrower and the Administrative Agent with two further copies of any such form on or before the date that any such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent.  A Bank that provides copies of the Internal Revenue Service Form W-8BEN-E and that is legally entitled to claim the portfolio interest exemption pursuant to Section 881(c) of the Code, shall further provide the Borrower and the Administrative Agent with, together with such Internal Revenue Service Form W-8BEN-E, a written confirmation of its entitlement to such exemption substantially in the form of Exhibit J.  To the extent that it is legally entitled to do so, a Bank shall properly claim that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of, or eliminates, withholding tax on payments of interest hereunder.  A Bank that is not a United States person and that grants a participating interest in a Loan or Commitment to any other Person shall provide, in addition to its own forms specified above, the Borrower and the Administrative Agent with two duly completed copies of the Internal Revenue Service form applicable to such other Person, each under the cover of an Internal Revenue Service Form W-8IMY and a withholding statement prepared in the manner prescribed by the Internal Revenue Service, or such other forms and/or certificates evidencing such Participant’s entitlement to any exemption from, or reduction in the rate of U.S. withholding tax, and shall provide the Borrower and the Administrative Agent with two further copies of any such forms and statements on or before the date any such forms or statements expire or become obsolete and after the occurrence of any event requiring a change in the most recent form or statement previously delivered to the Borrower and the Administrative Agent.  Each Bank that is not a United States person for U.S. federal income tax purposes shall deliver to the Borrower and the Administrative Agent any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  If a Bank fails to timely and properly provide or update such forms or statements (unless such failure is due to a change in treaty, law or regulation occurring subsequently to the time such Bank first becomes a party to this Agreement) or if the form or statement provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, then backup withholding or withholding tax resulting from the foregoing shall be considered excluded from “Non-Excluded Taxes” as defined in Section 8.4(a), except to the extent that, in the case of United States withholding tax, such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or its Consolidated Subsidiary with respect to such United States withholding tax.  Notwithstanding any other provision of this paragraph (d)(i), no Bank shall be required to deliver any form, statement, certificate or supplementary documentation pursuant to this paragraph (d)(i) that such Bank is not legally able to deliver.

(e)                                        Upon reasonable demand by, and at the expense of, the Borrower or the Administrative Agent to any Bank, the Bank shall deliver to the Borrower and the Administrative Agent, or to such government or taxing authority as the Borrower or the Administrative Agent may reasonably direct, any form or document that may be required or reasonably requested in writing in order to allow a payment to be made hereunder or under any other Loan Document without any deduction or withholding for or on account of any Non-Excluded Taxes or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to the Borrower or the Administrative Agent making such demand and to be executed and to be delivered with any reasonably required certification.

(f)                                         If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)                                        For any period with respect to which a Bank has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to (and to the extent required by) paragraph (d)(i) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States, to the extent that such Non-Excluded Taxes would not have been imposed but for such Bank’s failure to provide such form; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such taxes so long as the Borrower shall incur no cost or liability as a result thereof.

(h)                                       If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will, if requested in writing by the Borrower, use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Bank, will not subject such Bank to any unreimbursed cost or expense and is not otherwise disadvantageous to such Bank; provided, that nothing in this Section 8.4(h) shall affect or postpone any of the obligations of the Borrower or the rights of any Bank pursuant to this Section 8.4.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such change.

(i)                                           If at any time, any Bank has demanded compensation pursuant to Section 8.3 or Section 8.4 or the obligation of such Bank to make Eurodollar Loans has been suspended pursuant to Section 8.2, in any such case, the Borrower shall have the right, upon five (5) Business Day’s notice to the Administrative Agent to either (x) in accordance with Section 9.6(c), cause an Assignee to offer to purchase the Commitments of such Bank for an amount equal to such Bank’s outstanding Loans plus accrued interest, fees and other amounts due to such Bank, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon; provided that (i) any replacement of a Bank under this paragraph does not conflict with any organizational or governing documents of any Person and any law, treaty rule or regulation applicable to or binding upon such Person or any of its property, (ii) prior to any replacement under this paragraph, such Bank shall have taken no action under Section 8.4(h) so as to eliminate the continued need for payments of amounts owing pursuant to Section 8.3 or 8.4, (iii) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (iv) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 8.3 or 8.4, as the case may be, and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Bank shall have against the replaced Bank.

(j)                                          Each Bank shall severally indemnify the Administrative Agent for the full amount of any taxes, duties, levies, imposts, deductions, charges or withholdings imposed by any taxation authority or other authority, that are attributable to (i) such Bank (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) or (ii) such Bank’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and, in either case, that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith.  A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (j).

(k)                                       Each party’s obligations under this Section 8.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

Section 8.5.                                 Base Rate Loans Substituted for Affected Eurodollar Loans.  If (i) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or Section 8.4 with respect to its Eurodollar Loans and the Borrower shall, by at least five Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(a)                                       the Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Eurodollar Loans and thereafter all Loans which would otherwise be continued or converted by such Bank to the Borrower as Eurodollar Loans shall be made instead as Base Rate Loans; and

(b)                                       after each of its Eurodollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead; and

(c)                                        the Borrower will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Eurodollar Loans converted to Base Rate Loans pursuant to clause (a) above.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                                 Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party:  (x) in the case of the Borrower and the Administrative Agent, at its address or facsimile number set forth on Exhibit K attached hereto with duplicate copies thereof, in the case of the Borrower, to the Borrower, at its address set forth on the signature page hereof, to its General Counsel and Chief Financial Officer, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number and/or email address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.  Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, and if not received during the recipient’s normal business hours, shall be deemed received at the opening of its next Business Day, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until actually received.

Section 9.2.                                 No Waivers.  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3.                                 Expenses; Indemnification.

(a)                                       The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent, (i) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of counsel to the Administrative Agent and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, reasonable and invoiced fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom (provided, however, that the attorneys’ fees and disbursements for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable and invoiced non-duplicative fees and disbursements of (A) counsel for the Administrative Agent, and (B) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable and invoiced non-duplicative costs and expenses of the Administrative Agent).  For purposes of this subsection (a)(ii), (1) counsel for the Administrative Agent shall mean a single outside law firm representing the Administrative Agent and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

(b)                                       The Borrower agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of the Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement or that are excluded under Section 8.3, (b) incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction, (c) arising from any violation of Environmental Law relating to a Property, which violation is caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents.  In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of any Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee.  The Borrower’s obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.  Without limitation of the other provisions of this Section 9.3, the Borrower shall indemnify and hold each of the Agents and the Banks free and harmless from and against all loss, costs (including reasonable and documented attorneys’ fees and expenses), expenses, taxes, and damages (including consequential damages) that the Agents and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent’s reasonable judgment by reason of the inaccuracy of the representations and warranties, or a breach of the provisions, set forth in Section 4.6(a).  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of the Borrower’s equity holders or creditors, an Indemnitee or any other Person, whether or not an Indemnitee is otherwise a party thereto.

Section 9.4.                                 Sharing of Set-Offs.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches, agencies and Affiliates of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank; provided that if any Defaulting Bank shall exercise any such right of set-off, (i) all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Banks and (ii) the Defaulting Banks shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of set-off.  Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it, which is greater than the proportion received by any other Bank with respect to such due amount, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided that, but subject to the proviso in the first sentence of this Section 9.4, nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans.  The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.  Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

Section 9.5.                                 Amendments and Waivers.

(a)                                       Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent in its capacity as the Administrative Agent are affected thereby, by the Administrative Agent); provided that no amendment or waiver with respect to this Agreement, the Notes or any other Loan Document shall, unless signed by (x) each Bank directly affected thereby, (i) reduce the principal of or rate of interest on any Loan or any fees hereunder, (ii) postpone, whether through forbearance or otherwise, the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitments, (iii) reduce the percentage specified in the definition of “Required Banks” or “Super Majority Banks” or otherwise change the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or any Collateral Document, (iv) release all or a substantial portion of the Collateral under the Collateral Documents (except as expressly permitted by the Collateral Documents or this Agreement), (v) modify the provisions of this Section 9.5, (vi) increase, extend or restate the Commitments of any Bank or subject any Bank to any additional obligation hereunder, or

(vii) amend, modify or waive the definition of “Pro Rata Share” or any other provision that provides for the ratable or pro rata nature of disbursements by or payments to Banks, (y) each Bank, amend, modify or waive any provision of Sections 2.9 and Section 2.10, and (z) the Super Majority Banks, amend, modify or waive the definition of “Designated Valuation Amount”, “Total Collateral Value” or any component of any of the foregoing or definition used in any of the foregoing if such amendment, modification or waiver is has the effect of increasing the Designated Valuation Amount or Total Collateral Value.

(b)                                       The Administrative Agent may, but shall have no obligation to, with the concurrence of any Bank, execute amendments, modifications, waivers or consents on behalf of such Bank.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Covered Party in any case shall entitle any Covered Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Bank at the time outstanding, each future Bank and, if signed by a Covered Party, on such Covered Party.

Section 9.6.                                 Successors and Assigns.

(a)                                       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that (i) the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and (ii) a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

(b)                                       Prior to the occurrence of an Event of Default, any Bank may at any time, grant to a then existing Bank or any Affiliate thereof, one or more banks, finance companies, insurance companies or other financial institutions or trusts (a “Participant”) participating interests in any or all of its Commitments or Loans.  After the occurrence and during the continuance of an Event of Default, any Bank may at any time grant to any Person in any amount (also a “Participant”), participating interests in any or all of its Loans.  Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default.  In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Section 9.5(a)(x) or (y) without the consent of the Participant.  The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest (it being understood that the documentation required under Section 8.4(d) shall be delivered to the participating Bank) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (c) of this Section 9.6; provided that such Participant (i) agrees to be subject to the provisions of Section 8.3 and Section 8.4 as if it were an assignee under paragraph (c) of this Section and (ii) shall not be entitled to receive any greater payment under Section 8.3 or Section 8.4, with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any requirement, interpretation or application of law or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or relevant authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation.  Each Bank that grants participating interests in any or all of its Commitments or Loans, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and principal amount of the Commitment or Loan and interest owing to each Participant (the “Participant Register”); provided that no Bank shall have any obligations to disclose all or any portion of the Participant Register to any Person, except to the extent that such disclosure is necessary to establish that such Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c)                                        (i)  Subject to the conditions set forth in paragraph (c)(ii) below, any Bank may assign to one or more assignees (each, an “Assignee”), other than a natural person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans at the time owing to it) with the prior written consent of:

(A)                               the Borrower (such consent not to be unreasonably withheld and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof), provided that no consent of the Borrower shall be required for an assignment to a Bank, an affiliate of a Bank, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

(B)                               the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Bank, an affiliate of a Bank, an Approved Fund or an assignment to the Borrower as contemplated by Section 2.12.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Bank, an affiliate of a Bank or an Approved Fund or an assignment of the entire remaining amount of the assigning Bank’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (which shall be calculated as necessary to include any concurrent assignments by the assignor to an affiliate, or an Approved Fund, of the assignee) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Bank and its affiliates or Approved Funds, if any;

(B)                               (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (other than in the case of an assignment to the Borrower as contemplated by Section 2.12) and (2) the assigning Bank shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)                               the Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an affiliate of a Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (c)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.3, 8.4 and 9.3).  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower and permitting access thereto to the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and each of their Assignees, and principal amount of the Loans and interest owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (c)(ii)(B) of this Section and any written consent to such assignment required by paragraph (c)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)                                       Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank.  No such assignment shall release the transferor Bank from its obligations hereunder.

(e)                                        No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.3 or Section 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower’s prior written consent, (ii) by reason of the provisions of Section 8.2, Section 8.3 or Section 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

Section 9.7.                                 Governing Law; Submission to Jurisdiction; Judgment Currency.

(a)                                       THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                                       Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case, which are located in New York County, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.  The Borrower irrevocably consents, for itself, to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notice as provided under Section 9.1 hereof.  The Borrower hereby, for itself, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

(c)                                        If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

(d)                                       The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrower to make payments in any currency of the principal of and interest on the Loans of the Borrower and any other amounts due from the Borrower hereunder to the Administrative Agent as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.7(c)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Banks of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

Section 9.8.                                 Counterparts; Integration; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 9.9.                                 WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.10.                          Survival.  All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

Section 9.11.                          Domicile of Loans.  Subject to the provisions of Article VIII, each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

Section 9.12.                          Limitation of Liability.  No claim may be made by the Borrower or any other Person acting by or through the Borrower against any Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive, consequential, special or exemplary damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.13.                          Recourse Obligation.  This Agreement and the Obligations hereunder are fully recourse to the Borrower.  Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

Section 9.14.                          Confidentiality.

Each of the Agents and the Banks understands that some of the information furnished to it pursuant to this Agreement and the other Loan Documents may be received by it prior to the time that such information shall have been made public, and each of the Agents and the Banks hereby agrees that it will keep all Information (as defined below) received by it confidential except that each Agent and each Bank shall be permitted to disclose Information (i) only to such of its officers, directors, employees, agents, auditors, Affiliates and buyers as need to know such information in connection with this Agreement or any other Loan Document and who will be advised of the confidential nature of such Information; (ii) to any other party to this Agreement; (iii) to a proposed Assignee or Participant in accordance with Section 9.6 hereof or to a counterparty or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations hereunder, provided such Person agrees in writing to keep such Information confidential on terms substantially similar to this Section 9.14; (iv) to the extent required by applicable law and regulations or by any subpoena or other legal process; (v) to the extent requested by any bank regulatory authority or other regulatory authority or self-regulatory organization; (vi) to the extent such information becomes publicly available other than as a result of a breach of this Agreement; (vii) to the extent the Borrower shall have consented to such disclosure or (viii) in connection with any legal or other enforcement proceeding in connection with any Loan Document or any of the transaction contemplated thereby.  For the purposes of this Section, “Information” means all information received from the Borrower or its officers, directors, employees, agents, auditors, lawyers and Affiliates relating to the Borrower or any of its Subsidiaries or Affiliates (including Investment Affiliates) or any of their respective businesses other than any such information that is available to the Administrative Agent or any Bank on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential provided further, however, that all financial information delivered in connection with this Agreement and the other Loan Documents is deemed to be and shall be treated as confidential.  In the event of any required disclosure of Information, any Person required to maintain the confidentiality of such Information as provided in this Section 9.14 agrees to use reasonable efforts to inform the Borrower as promptly as practicable of the circumstances and the Information required to be disclosed to the extent not prohibited by applicable law.

Section 9.15.                          USA Patriot Act.  Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Patriot Act.

Section 9.16.                          Acknowledgements.  The Borrower hereby (a) acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and that the Covered Parties have consulted their own accounting, regulatory and tax advisors to the extent the Covered Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (ii) none of the Agents or any Bank has any fiduciary, advisory or agency relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Banks, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Borrower or any other Covered Parties and the Banks; (iv) the Agents and the Banks on the one hand, and the Covered Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Covered Parties rely on, any fiduciary duty to the Covered Parties or their affiliates on the part of the Agents or the Banks; (v) each Agent and Bank has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Covered Parties, any of their affiliates or any other Person; (vi) none of the Agents or Banks has any obligation to the Covered Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Agent or Bank and the Covered Parties or any such affiliate; and (vii) the Covered Parties are capable of evaluating and understanding, and the Covered Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents; and (b) waives and releases, to the fullest extent permitted by law, any claims that it may have against the

Administrative Agent or any other Agent or Bank with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.17.                          Releases of Liens.

(a)                                       Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Bank (without requirement of notice to or consent of any Bank except as expressly required by Section 9.5) to take any action requested by the Borrower (i) having the effect of releasing any Collateral (A) to the extent necessary to permit consummation of any transaction permitted by any Loan Document or that has been consented to in accordance with Section 9.5 or (B) under the circumstances described in paragraph (b) below and (ii) having the effect of confirming that a Covered Subsidiary or Covered Asset are no longer subject to the terms of this Agreement or the Collateral Documents and no longer constitute a “Covered Subsidiary” or “Covered Asset” as defined.

(b)                                       At such time as the Loans and the other Obligations under the Loan Documents shall have been paid in full (other than contingent indemnification obligations not yet due) and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created by the Collateral Documents, and the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Covered Party under the Collateral Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

Section 9.18.                          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

iSTAR INC., as the Borrower

By:	/s/ Nina Matis
	Name:	Nina Matis
	Title:	Chief Investment Officer

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and a Bank

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

EXHIBIT A

FORM OF AFFILIATE SUBORDINATION AGREEMENT

Amended and Restated Affiliate Subordination Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 23, 2016, among JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement), iSTAR INC. (the “Borrower”) and each party listed on the signature pages hereto (each an “Intercompany Creditor”).

WHEREAS, the Company is party to the Affiliate Subordination Agreement, dated as of March 19, 2012 (as amended, supplemented or otherwise modified as of the date hereof, the “Existing Affiliate Subordination Agreement”), by iStar Financial Inc. (now known as iStar Inc.), in favor of JPMorgan Chase Bank, N.A., as successor administrative agent, for the benefit of the Secured Parties identified therein;

WHEREAS, the Borrower, the Administrative Agent and certain financial institutions and other entities are parties to the Credit Agreement, pursuant to which such financial institutions and other entities have agreed to make loans to the Borrower in reliance on, inter alia, the commitments and obligations of the other Covered Parties; and

WHEREAS, each Intercompany Creditor has agreed that any Indebtedness or other obligation of any kind owed from time to time to it by the Borrower (any such Indebtedness or obligation, “Subordinated Obligations”) shall be subordinated to the Obligations and the Secured Obligations (as defined in the Security Agreement and, together with the Obligations, the “Credit Agreement Obligations”);

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties hereby agree to amend and restate the Existing Affiliate Subordination Agreement in its entirety as follows:

1.              SUBORDINATION

a.              Each Intercompany Creditor agrees that payment and performance of the Subordinated Obligations owed by the Borrower is and shall be expressly subordinate and junior to the prior payment in full in cash of the Credit Agreement Obligations to the extent and in the manner set forth herein.

b.              Each Intercompany Creditor and the Borrower agree that upon the occurrence and during the continuance of any Event of Default, including any proceeding or event with respect to the Borrower or its properties described in Section 6.1(f) or (g) of the Credit Agreement (a “Reorganization”), all of the Credit Agreement Obligations shall first be indefeasibly paid in full in cash in accordance with the terms of the Credit Agreement before any payment of any kind or character is made upon the Subordinated Obligations owed by the Borrower, and in any proceedings related to such Reorganization any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of Subordinated Obligations owed by the Borrower shall be paid or delivered directly to the Administrative Agent, for application in payment of the Credit Agreement Obligations, unless and until all the Credit Agreement Obligations are indefeasibly paid in full in cash in accordance with the terms of the Credit Agreement, and each Intercompany Creditor hereby irrevocably authorizes the Administrative Agent, as attorney-in-fact for such Intercompany Creditor, to vote any claim or proof of claim in such proceedings in respect of the Subordinated Obligations, to file or prove any claim in such proceedings in respect of the Subordinated Obligations, to demand, sue for, collect, settle and receive any such payment or distribution, to apply such payment or distribution to the payment of the Credit Agreement Obligations, and to take such other action (including amending, waiving, settling or terminating any Subordinated Obligations and any agreement or instrument giving rise or evidencing such Subordinated Obligations or accepting or rejecting any plan of reorganization affecting such Subordinated Obligations) in the name of such Intercompany Creditor or of the relevant Secured Parties as the Administrative Agent may reasonably deem necessary or advisable for the enforcement of the provisions hereof or of the Loan Documents.  Each Intercompany Creditor shall execute and deliver such other and further powers of attorney, assignments, proofs of claim or other instruments, and take such other actions, as may reasonably be requested by the Administrative Agent in order to enable the Administrative Agent to accomplish any of the foregoing, but only with respect to such Intercompany Creditor’s capacity as a creditor with respect to the Subordinated Obligations owed to it and not in respect of any other relationship between such Intercompany Creditor and the Borrower.

c.               If, notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, any payment or distribution of the assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by any Intercompany Creditor in respect of Subordinated Obligations owed by the Borrower before all Credit Agreement Obligations are indefeasibly paid in full in cash in accordance with the terms of the Credit Agreement, such payment or distribution shall be held in trust for the Secured Parties and shall forthwith be paid over to the Administrative Agent for application to the payment of the Credit Agreement Obligations until all Credit Agreement Obligations shall have been indefeasibly paid in full in cash in accordance with the terms of the Credit Agreement.

d.              Any amounts received by the Administrative Agent hereunder for application to the Credit Agreement Obligations shall be so applied to such portion of the Credit Agreement Obligations as shall be determined by the Administrative Agent in accordance with the Loan Documents.  The provisions of any Subordinated Obligations shall not be deemed to impose on the Administrative Agent any duties or responsibilities to any Secured Party, or any fiduciary relationship with any Secured Party.

e.               Each Intercompany Creditor agrees that, upon the occurrence and during the continuance of any Event of Default, until the Credit Agreement Obligations have been indefeasibly paid in full in cash in accordance with the terms of the Credit Agreement, it will not take, demand or receive, or take any action to accelerate or collect, any payment of all or any part of the Subordinated Obligations of the Borrower.

f.                In accordance with the Loan Documents, the Secured Parties, or any of them, may, at any time and from time to time, without the consent of or notice to any Intercompany Creditor, without incurring any responsibility to any Intercompany Creditor, and without impairing or releasing any of the rights of any Secured Party, or any of the obligations of any Intercompany Creditor:

i.                  change the amount or terms of or renew or extend any Credit Agreement Obligations or enter into or amend or waive in any manner any agreement relating to any Credit Agreement Obligations or any Loan Documents;

ii.               to the extent permitted under the Loan Documents, sell, exchange, release or otherwise deal with any property at any time pledged or mortgaged to secure any Credit Agreement Obligations;

iii.            release anyone liable in any manner for the payment or collection of any Credit Agreement Obligations; and

iv.           exercise or refrain from exercising any rights against the Borrower and others (including any Intercompany Creditor).

g.               Each Intercompany Creditor hereby waives notice of or proof of reliance by any Secured Party upon the provisions hereof, and the Credit Agreement Obligations shall conclusively be deemed to have been created, contracted, incurred or maintained in reliance upon the provisions hereof.

h.              The nonexercise by the Administrative Agent or any other Secured Party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

i.                  The subordination provisions contained herein are for the benefit of the Secured Parties and their respective successors and assigns and may not be rescinded or cancelled or modified in any way without the prior written consent of the Administrative Agent.

2.              Entire Agreement.  This agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

3.              Severability.  Any provision of this agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.              Successors and Assigns.  The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the credit agreement.

5.              Amendments.  No amendment, supplement, waiver or other modification to this agreement shall be effective without the prior written consent of each of the parties hereto.

6.              Governing Law.  This agreement shall be governed by, and construed in accordance with, the law of the state of new york.

7.              Additional Intercompany Creditors.  Upon execution and delivery by a party of an instrument in the form of exhibit i attached hereto, such party shall become an intercompany creditor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other party hereto.  The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any intercompany creditor as a party to this agreement.

8.              Termination.

a.              This Agreement shall continue in effect until all of the Credit Agreement Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid and performed in full in accordance with the terms of the Credit Agreement, the Commitments shall have been terminated and no other commitments of the Administrative Agent or the Lenders which would give rise to any Credit Agreement Obligations are outstanding; provided that if, at any time, all or part of any payment with respect to the Credit Agreement Obligations theretofore made by any Borrower or any other person or entity is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such other person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

b.              An Intercompany Creditor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Intercompany Creditor ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Covered Party.

9.              Counterparts.  This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this agreement by facsimile or email shall be as effective as delivery of a manually executed counterpart of this agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

iSTAR INC.,

By:
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

Covered Parties:

By:
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

Exhibit I to Exhibit A to Credit Agreement

FORM OF SUPPLEMENT

Supplement No.    dated as of        , 20   (this “Supplement”) to the Amended and Restated Affiliate Subordination Agreement (the “Subordination Agreement”), dated as of June 23, 2016, among JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) under the Amended and Restated Credit Agreement, dated as of June 23, 2016, and each party from time to time party thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Subordination Agreement.

The undersigned (the “New Intercompany Creditor”) is executing this Supplement to become an Intercompany Creditor under the Subordination Agreement.

Accordingly, the New Intercompany Creditor agrees as follows:

SECTION 1.  In accordance with Section 7 of the Subordination Agreement, the New Intercompany Creditor by its signature below becomes an Intercompany Creditor under the Subordination Agreement with the same force and effect as if originally named therein as an Intercompany Creditor and the New Intercompany Creditor hereby agrees to all the terms and provisions of the Subordination Agreement applicable to it as an Intercompany Creditor thereunder.  Each reference to an “Intercompany Creditor” in the Subordination Agreement shall be deemed to include the New Intercompany Creditor.  The Subordination Agreement is hereby incorporated herein by reference.

SECTION 2.  This Supplement shall become effective when the Administrative Agent shall have received a copy of this Supplement bearing the signature of the New Intercompany Creditor.  Delivery of an executed signature page to this Supplement by facsimile or email shall be as effective as delivery of a manually executed signature page to this Supplement.

SECTION 3.  Except as expressly supplemented hereby, the Subordination Agreement shall remain in full force and effect.

SECTION 4.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained herein or in the Subordination Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Intercompany Creditor has duly executed this Supplement as of the day and year first above written.

[NAME OF NEW INTERCOMPANY CREDITOR]

By:
Name:
Title:

[Signature Page to Supplement]

EXHIBIT B

FORM OF COLLATERAL REPORT

[     ], 2016

JPMORGAN CHASE BANK, N.A., as Administrative Agent

270 Park Avenue

New York, NY 10017

Ladies/Gentlemen:

This Collateral Report is delivered to you pursuant to [Section 3.1(o)] [Section 5.1(i)] of the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement), among iSTAR INC. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), among others.

1.              [   ] is a duly elected, qualified and acting financial officer of the Borrower.

2.              The Collateral Coverage Ratio and the components thereof as set forth on Attachment 1 are accurate and complete as of [     ], 2016.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, I have hereunto executed this Collateral Report on the date first set forth above in my capacity as [a senior financial officer] of the Borrower and not in my individual capacity.

iSTAR INC., as the Borrower

By:
Name:
Title:

[Signature Page to Collateral Report]

ATTACHMENT 1

Collateral Coverage Ratio Calculation

AS OF CLOSE OF BUSINESS ON [      ], 2016

EXHIBIT C

FORM OF NEGATIVE PLEDGE AGREEMENT

This AMENDED AND RESTATED NEGATIVE PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 23, 2016, is made by and between each of the entities listed on Schedule I hereto (each a “Covered Party” and, collectively, the “Covered Parties”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the benefit of the Secured Parties under and as defined in the Credit Agreement referred to below (the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Company is party to the Negative Pledge Agreement, dated as of March 19, 2012 (as amended, supplemented or otherwise modified as of the date hereof, the “Existing Negative Pledge Agreement”), by iStar Financial Inc. (now known as iStar Inc.), in favor of JPMorgan Chase Bank, N.A., as successor administrative agent, for the benefit of the Secured Parties identified therein;

WHEREAS pursuant to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc., a Maryland corporation, a direct or indirect parent of each Covered Party (the “Company”), the banks from time to time parties thereto (the “Banks”), and the Administrative Agent, among others, the Banks have severally agreed to make loans to the Company thereunder upon the terms and subject to the conditions set forth therein;

WHEREAS, each Covered Party acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective Loans to the Company under the Credit Agreement that the Covered Parties shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Banks to enter into the Credit Agreement and make their respective loans to the Company thereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Covered Party hereby agrees with the Administrative Agent to amend and restate the Existing Negative Pledge Agreement in its entirety as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.                                          Certain Defined Terms.

All capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The rules of construction set forth in the Credit Agreement shall govern this Agreement. As used herein, “Material Adverse Effect” shall mean, as to any Covered Party, an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or would reasonably be expected to, materially and adversely impair (i) the ability of such Covered Party to perform its obligations under this Agreement, or (ii) the ability of the Administrative Agent or the Banks to enforce this Agreement or any other Loan Document.

ARTICLE II
NEGATIVE PLEDGE

SECTION 2.1.                                          Negative Pledge.

(a)                                 Each Covered Party covenants and agrees not to (i) create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien on such Covered Party’s right, title or interest in any of its assets (including Covered Assets) now owned or hereafter acquired, (ii) make any assignment of, nor grant any lien or other security interest in, such Covered Party’s right, title or interest in any of its assets (including Covered Assets) now owned or hereafter acquired, or (iii) sell, lease, transfer or otherwise dispose of all or any part of such Covered Party’s right, title or interest in and to all or any of its assets now owned or hereafter acquired, except in each case as expressly permitted by the Credit Agreement.

(b)                                 Each Covered Party covenants and agrees not to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness or other liabilities or financial obligations, other than as expressly permitted by the Credit Agreement.

(c)                                  Nothing in this Agreement shall limit or restrict the ability of any Covered Subsidiary to sell, lease, transfer, dispose, encumber, pledge or mortgage any Excluded Asset.

SECTION 2.2.                                          Term.  This Agreement shall remain in full force and effect until all Obligations to be paid or performed by the Company under the Credit Agreement and each other Loan Document have been paid in cash and performed in full, as applicable and the Commitments have terminated.

SECTION 2.3.                                          Further Assurances.

(a)                                                         No Covered Party shall permit its articles of incorporation, bylaws or other organizational documents to be amended, supplemented or otherwise modified such that the provisions thereof would violate Section 5.8 of the Credit Agreement or permit any action prohibited by Section 5.18 of the Credit Agreement or herein or, otherwise, in any manner that would be adverse to the Banks without the Required Banks’ consent.

(b)                                 Each Covered Party shall, from time to time at such Covered Party’s sole expense, and upon the request of the Administrative Agent, promptly execute and deliver all further instruments and documents, and take all further action that is necessary, or that the Administrative Agent reasonably determines may be necessary, for the purposes of obtaining the full benefits of this Agreement or in order to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Covered Party hereby represents and warrants:

SECTION 3.1.                                          Organization; Power and Authority; Enforceability. Each Covered Party is a corporation, limited liability company or limited partnership, as applicable, duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.  Each Covered Party has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution and delivery on its behalf and its performance of this Agreement.  Each of the Borrower and each other Covered Party has duly executed and delivered this Agreement in accordance with its terms, and this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with the terms thereof, except as enforceability may be limited by applicable insolvency, bankruptcy or other similar laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

SECTION 3.2.                                          No Violation.  Neither the execution, delivery or performance by or on behalf of any Covered Party of this Agreement, nor compliance by any such Covered Party with the terms and provisions thereof nor the consummation of the transactions contemplated hereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than as permitted under the Credit Agreement) upon any of the property or assets of any such Covered Party, any indenture, mortgage, deed of trust, or other agreement or other instrument to such Covered Party (or any partnership of which such Covered Party is a partner) or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a default by any Covered Party under any organizational document of any Person in which such Covered Party has an interest, or cause a default under such Person’s agreement or certificate of limited partnership, the consequences of which conflict, contravention, breach or default under the foregoing clauses (i), (ii) or (iii) would (x) have a Material Adverse Effect or (y) result in or require the creation or imposition of any Lien whatsoever upon any Covered Assets (except as contemplated herein and in the Credit Agreement).

SECTION 3.3.                                          Governmental Authorizations, Etc.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance by any Covered Party of this Agreement or the consummation of any of the transactions contemplated hereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

SECTION 3.4.                                          Litigation; Observance of Agreements, Statutes and Orders.  There are no final, non-appealable judgments or decrees in an aggregate amount of $75,000,000 or more entered by a court or courts of competent jurisdiction against a Covered Party or, to the extent such judgment would be recourse to any other Covered Party, any other Person (other than, in each case, judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).  There is no action, suit or proceeding pending against, or to the knowledge of such Covered Party threatened against or affecting (i) such Covered Party, (ii) this Agreement or any of the transactions contemplated by this Agreement or (iii) the Covered Assets or the equity interest of any other Covered Party, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision and which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or any other Loan Document.  No default exists under or with respect to this Agreement that would give rise to a Default or Event of Default under the Credit Agreement and no Covered Party is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.  Each Covered Party and each of its assets are in compliance in all respects with all laws, rules, regulations, orders, judgments, writs and decrees, the failure to comply with which is likely to have a Material Adverse Effect.

SECTION 3.5.                                          Taxes.  Each Covered Party has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except (i) such taxes, if any, as are being contested in good faith by appropriate proceedings and are reserved against in accordance with GAAP or (ii) such tax returns or such taxes, the failure to file when due or to make payment when due and payable will not have, in the aggregate, a Material Adverse Effect.  No Tax lien (other than a Permitted Lien) has been filed, and, to such Covered Party’s knowledge, no claim is being asserted, with respect to any such Tax, or other charge.

SECTION 3.6.                                          Title; No Other Liens. Each Covered Party directly owns, of record and beneficially, the Covered Assets listed to be owned by it, as applicable, as set forth on the Collateral and Covered Asset List, free and clear of any and all Liens or claims of others, other than Liens permitted under the Credit Agreement.  Other than Excluded Assets, no Covered Party owns any assets other than the Covered Assets listed to be owned by it, as applicable, as set forth on the Collateral Covered Asset List.  No security agreement, financing statement or other public notice with respect to all or any part of the Covered Assets, Collateral or in respect of any Covered Party is on file or of record in any public office, and no Lien on or security interest in the Covered Assets has been registered in the registration book or books maintained by a Covered Party in which any ownership interests are recorded, in each case, except as permitted by Section 5.15 of the Credit Agreement.

SECTION 3.7.                                          No Intercompany Obligations. No Covered Party owes any other Covered Party any Indebtedness or other obligations of any kind (“Intercompany Obligations”).   All Intercompany Obligations owed by the Borrower to any Covered Party is subject to the Affiliate Subordination Agreement.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1.                  Remedies. Each Covered Party acknowledges that any damages which the Secured Parties may sustain as a result of such Covered Party’s breach of this Agreement may be difficult to measure and ascertain and further agrees that any breach of this Agreement shall be subject to injunctive relief in addition to any other remedies available to the Secured Parties at law or in equity.

SECTION 4.2.                  Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only by an instrument in writing signed by each Covered Party and the Administrative Agent.  Any waiver or consent by the Administrative Agent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.3.                  Waivers. (a) Any waiver (whether expressed or implied) by the Administrative Agent of any breach of the terms or conditions of this Agreement shall not prejudice any remedy of the Administrative Agent in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion under this Agreement.

(b)                                 No failure to exercise nor any delay in exercising, on the part of the Administrative Agent of any right, power or privilege under this Agreement shall operate as a waiver thereof; further, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  All remedies hereunder and under the other Security Documents are cumulative and are not exclusive of any other remedies that may be available to a party, whether at law, in equity, or otherwise.

SECTION 4.4.                  Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or other electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service or facsimile, when received, addressed as follows, or to such other address as may be hereafter notified in accordance with this Section 4.4 by the respective parties hereto:

Each Covered Party:

c/o iStar Inc.
1114 Avenue of the Americas
New York, NY 10036
Attention:	Nina Matis / General Counsel
Fax:	(212) 930-9492
Telephone:	(212) 930-9406
Email:	nmatis@istarfinancial.com

The Administrative Agent:

JPMorgan Chase Bank N.A.
Investment Bank Loan Operations
500 Stanton Christiana Road, Ops2, Floor 3
Newark, DE 19713
Attention:	Daniel Lahijani
eFax:	302-634-4733
Telephone:	302-634-4208
Email:	daniel.x.lahijani@jpmorgan.com

with copy to:

JPMorgan Chase Bank N.A.
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention:	Chiara Carter
Telephone:	(212) 622-6401
Email:	chiara.w.carter@jpmorgan.com

SECTION 4.5.                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and each Covered Party.

SECTION 4.6.                  Counterparts.  This Agreement may be executed in any number of counterparts (including by telecopy or pdf), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 4.7.                  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case, which are located in New York County, and, by execution and delivery of this Agreement, each Covered Party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.  Each Covered Party irrevocably consents, for itself, to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to itself at its address for notice set forth above. Each Covered Party hereby, for itself, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

EACH OF THE ADMINISTRATIVE AGENT AND EACH COVERED PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.8.                  Captions.  The headings of the several articles and sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

SECTION 4.9.                  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 4.10.           Entire Agreement.  This Agreement, together with any other agreement executed in connection with this Agreement and the other Loan Documents, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

SECTION 4.11.           Expenses.  Each Covered Party agrees to pay or to reimburse the Administrative Agent and any of the Secured Parties for all costs and expenses (including reasonable attorney’s fees and expenses) that may be incurred by the Administrative Agent and any of the Secured Parties in any effort to enforce any of the obligations of the Covered Parties in respect of the Covered Assets.

SECTION 4.12.           Additional Covered Parties.  Upon execution and delivery by a party of an instrument in the form of Exhibit I attached hereto, such party shall become an Covered Party hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other party hereto.  The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any Covered Party as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Negative Pledge Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

Covered Parties:

By:
Name:
Title:

[Signature Page to Negative Pledge Agreement]

Acknowledged and Agreed:

iSTAR INC.

By:
Name:
Title:

[Signature Page to Negative Pledge Agreement]

Acknowledged and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Negative Pledge Agreement]

Exhibit I to Exhibit C to Credit Agreement

FORM OF SUPPLEMENT

Supplement No.    dated as of        , 20   (this “Supplement”) to the Amended and Restated Negative Pledge Agreement (the “Negative Pledge Agreement”), dated as of June 23, 2016, among JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) under the Amended and Restated Credit Agreement, dated as of June 23, 2016, and each party from time to time party thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Subordination Agreement.

The undersigned (the “New Covered Party”) is executing this Supplement to become a Covered Party under the Negative Pledge Agreement.

Accordingly, the New Covered Party agrees as follows:

SECTION 1.  In accordance with Section 4.12 of the Negative Pledge Agreement, the Covered Party by its signature below becomes a Covered Party under the Negative Pledge Agreement with the same force and effect as if originally named therein as a Covered Party and the New Covered Party hereby agrees to all the terms and provisions of the Negative Pledge Agreement applicable to it as a Covered Party thereunder.  Each reference to a “Covered Party” in the Negative Pledge Agreement and each reference to a “Covered Subsidiary” or a “Covered Party” in the Credit Agreement or any other Loan Document shall be deemed to include the New Covered Party.  The Negative Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.  This Supplement shall become effective when the Administrative Agent shall have received a copy of this Supplement bearing the signature of the New Covered Party.  Delivery of an executed signature page to this Supplement by facsimile or email shall be as effective as delivery of a manually executed signature page to this Supplement.

SECTION 3.  Except as expressly supplemented hereby, the Negative Pledge Agreement shall remain in full force and effect.

SECTION 4.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained herein or in the Negative Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Covered Party has duly executed this Supplement as of the day and year first above written.

[NAME OF NEW COVERED PARTY]

By:
Name:
Title:

Acknowledged and Agreed:

iSTAR INC.

By:
Name:
Title:

[Signature Page to Supplement]

EXHIBIT D

FORM OF NOTE

New York, New York
[      ], 2016

For value received, iSTAR INC., a Maryland corporation (the “Borrower”), promises to pay to the order of           (the “Bank”) the unpaid principal amount of the Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of such Loan from the date advanced until such principal amount is paid in full on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States, in Federal or other immediately available funds to JPMorgan Chase Bank, N.A. for the account of the Bank, pursuant to wire transfer instructions given by JPMorgan Chase Bank, N.A. from time to time.

All Loans made (or deemed to be made) by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in, and is executed and delivered pursuant to and subject to all of the terms of, the Amended and Restated Credit Agreement, dated as of June 23, 2016, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, among others (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. This Note is secured as set forth in the Loan Documents. The terms and conditions of the Credit Agreement are hereby incorporated in their entirety by reference as though fully set forth herein. Upon the occurrence of certain Events of Default as more particularly described in the Credit Agreement, the unpaid principal amount evidenced by this Note shall become, and upon the occurrence and during the continuance of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

D-1

iSTAR INC.,
a Maryland corporation

By:
Name:
Title:

[Signature Page to Note]

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

D-2

EXHIBIT E

FORM OF NOTICE OF BORROWING

[Date](1)

JPMorgan Chase Bank N.A.
Investment Bank Loan Operations
500 Stanton Christiana Road, Ops2, Floor 3
Newark, DE 19713
Attention:	Daniel Lahijani
eFax:	302-634-4733
Telephone:	302-634-4208
Email:	daniel.x.lahijani@jpmorgan.com

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Borrower hereby gives notice to the Administrative Agent that the Loans, and of the type and amount, set forth below are requested to be made on the date indicated below:

LOANS

Type of Loans	Interest Period	Aggregate Amount	Date of Loans
Base Rate Loans	N/A
Euro-Currency Loans(2)

(1)         At least one (1) Business Day prior to the requested Borrowing Date in the case of Base Rate Loans or two (2) Business Days prior to the requested Borrowing Date in the case of Eurodollar Loans.

(2)          If more than one Interest Period is requested, the Borrower shall list duration of each requested Interest Period and amount of requested Loans allocated to each Interest Period.

E-1

The Borrower hereby requests that the proceeds of Loans described in this Notice of Borrowing be made available to it as follows:

The proceeds of the Loans that are to be funded pursuant to Section 2.3(d) of the Credit Agreement are to be deposited in the following account of the Borrower:

Wire Instructions:

[                          ]

ABA:  [              ]

A/C:    [              ]

A/C#:  [              ]

Ref:     [              ]

The Borrower hereby certifies that no Default or Event of Default has occurred or is continuing.

[Signature Page Follows]

E-2

IN WITNESS WHEREOF, the undersigned has hereto caused this Notice of Borrowing to be duly executed as of the date first set forth above.

iSTAR INC.,
as the Borrower

By:
Name:
Title:

[Signature Page to Notice of Borrowing]

EXHIBIT F

FORM OF PROJECTIONS

Section 9.19.                          (See Attached)

EXHIBIT G

FORM OF SECURITY AGREEMENT

ARTICLE X(SEE ATTACHED)

EXHIBIT H

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an affiliate/Approved Fund of [identify Bank](3)]

3.	Borrower:	iStar Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of June 23, 2016 among iStar Inc., the Banks parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, among others, as amended, supplemented or otherwise modified from time to time

(3)  Select as applicable.

H-1

6.                                      Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(4)
$	$		%
$	$		%
$	$		%

Effective Date:                 , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(4)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks.

H-2

[Consented to and](5) Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

[Consented to:](6)

iSTAR INC.

By
Title:

(5)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(6)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[Signature Page to Assignment and Assumption]

ANNEX 1

CREDIT AGREEMENT DATED AS OF JUNE 23, 2016 AMONG ISTAR INC., THE BANKS PARTIES THERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and (b) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (v) if it is not a United States person, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignors for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT I

FORM OF PREPAYMENT NOTICE

[DATE]

JPMorgan Chase Bank N.A.
Investment Bank Loan Operations
500 Stanton Christiana Road, Ops2, Floor 3
Newark, DE 19713
Attention:	Daniel Lahijani
eFax:	302-634-4733
Telephone:	302-634-4208
Email:	daniel.x.lahijani@Jpmorgan.com

with copy to:

JPMorgan Chase Bank N.A.
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention:	Chiara Carter
Telephone:	(212) 622-6401
Email:	chiara.w.carter@jpmorgan.com

Re:                             Prepayment of Loans under the Credit Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc., the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.  Capitalized terms used herein and not defined herein shall have the meanings given thereto in the Credit Agreement.

Pursuant to Section [2.9(a)][2.9(b)] of the Credit Agreement, the Borrower hereby gives irrevocable notice to the Administrative Agent that the Borrower intends to prepay [the entire outstanding principal balance of] [$[      ] in principal amount of] [Base Rate Loans][Eurodollar Loans] on [INSERT DATE OF PREPAYMENT], together with accrued interest and any fees, expenses or premiums due in accordance with the terms of the Credit Agreement.

[Signature Page Follows]

I-1

IN WITNESS WHEREOF, the undersigned has hereto caused this Prepayment Notice to be duly executed as of the date first set forth above.

iSTAR INC., as the Borrower

By:
Name:
Title:

[Signature Page to Prepayment Notice]

EXHIBIT J

FORM OF U.S. TAX CERTIFICATES

FORM OF

U.S. TAX CERTIFICATE

(For non-U.S. Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.

Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date:            , 20

FORM OF

U.S. TAX CERTIFICATE

(For non-U.S. Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.

Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date:            , 20

FORM OF

U.S. TAX CERTIFICATE

(For non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.

Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20

FORM OF

U.S. TAX CERTIFICATE

(For non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.

Pursuant to the provisions of Section 8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20

EXHIBIT K

Notice Addresses

Borrower:

c/o iStar Inc.

1114 Avenue of the Americas

New York, NY 10036

Attention:                         Chief Financial Officer

Fax:                                                       (212) 930-9449

Telephone:                   (212) 405-4540

Email:                                            ddistaso@istarfinancial.com

with copy to:

Attention:                         General Counsel

Fax:                                                       (212) 930-9492

Telephone:                   (212) 930-9406

Email:                                         nmatis@istarfinancial.com

Administrative Agent:

JPMorgan Chase Bank N.A.
Investment Bank Loan Operations

500 Stanton Christiana Road, Ops2, Floor 3
Newark, DE 19713

Attention:                                         Daniel Lahijani

eFax:                                                                 302-634-4733

Telephone:                                   302-634-4208

Email:                                                            daniel.x.lahijani@jpmorgan.com

with copy to:

JPMorgan Chase Bank N.A.
383 Madison Avenue, 24th Floor

New York, NY 10179

Attention:                                         Chiara Carter

Telephone:                                   (212) 622-6401

Email:                                                            chiara.w.carter@jpmorgan.com

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EXHIBIT L

FORM OF POWER OF ATTORNEY AGREEMENT

iSTAR INC., a Maryland corporation (the “Borrower”), hereby agrees with JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (as described below) as follows:

RECITALS

WHEREAS, the Borrower is party to the Power of Attorney Agreement, dated as of March 19, 2012 (as amended, supplemented or otherwise modified as of the date hereof, the “Existing Power of Attorney Agreement”), by iStar Financial Inc. (now known as iStar Inc.), in favor of JPMorgan Chase Bank, N.A., as successor administrative agent, for the benefit of the Secured Parties identified therein;

WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), among others, the Banks (as defined in the Credit Agreement) have severally agreed to make Loans to the Borrower thereunder upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective Loans to the Borrower under the Credit Agreement that the Administrative Agent receives from the Borrower, for the ratable benefit of the Secured Parties (as defined in the Credit Agreement) a power of attorney in the form of this Amended and Restated Power of Attorney Agreement (this “Power of Attorney”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties hereto hereby agree to amend and restate the Existing Power of Attorney Agreement in its entirety as follows:

AGREEMENT

SECTION 1.                            In this Power of Attorney words and expressions defined in the Credit Agreement (including definitions incorporated therein by reference) shall have the same meanings when used in this Power of Attorney.

SECTION 2.                                 As a supplement of and in addition to the powers granted and conferred under Section VI of the Security Agreement, the Borrower hereby grants and confers, as the owner of all Capital Stock (as defined in the Security Agreement) of all direct and indirect parent entities of each Covered Subsidiary that is the direct owner of a real estate asset set forth on Schedule 1 hereto (each, a “Real Estate Owner”), an irrevocable and unconditional power of attorney in favor of the Administrative Agent (with the right of substitution and re-substitution to any successor Administrative Agent or subagents appointed pursuant to the terms of the Credit Agreement, and with the right to revoke any substitution or re-substitution granted) from and after, but not before, the earlier to occur of either (a) the commencement of a Foreclosure (as defined in the Security Agreement) after the occurrence and continuation of an Event of Default or (b) solely with respect to the affected Real Estate Owner, the acceleration of any Mortgage Debt (as defined in the Security Agreement) of a Real Estate Owner:

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(a)                                 to direct or instruct the sale of any property or assets owned by any Real Estate Owner (or in the case of clause (b) above, such affected Real Estate Owner);

(b)                                 to direct or instruct any Real Estate Owner (or in the case of clause (b) above, such affected Real Estate Owner) on decisions regarding any leases or other material contracts entered into by such Real Estate Owner; or

(c)                                  to direct or instruct any Real Estate Owner (or in the case of clause (b) above, such affected Real Estate Owner) regarding the declaration and payment of any dividends or other distributions permitted by applicable law, in each case, solely as if the Administrative Agent were the 100% owner of the Capital Stock issued by each applicable Real Estate Owner.

SECTION 3.                            The powers, authorizations and agencies granted and conferred by the Borrower in this Power of Attorney are (i) given as additional security by the Borrower for the performance of its obligations under the Credit Agreement and (ii) irrevocable and coupled with an interest. This Power of Attorney shall terminate automatically, without any requirement of any further act or notice, upon the satisfaction in full of the Obligations.

SECTION 3.                            The Borrower hereby specifically ratifies and confirms all that the Administrative Agent shall do or cause to be done in accordance with the terms of this Power of Attorney.

SECTION 4.                            This Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

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iSTAR INC., as the Borrower

By:
Name:
Title:

[Signature Page to Power of Attorney Agreement]

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as

Administrative Agent

By:
Name:
Title:

[Signature Page to Power of Attorney Agreement]

EXHIBIT M-1

FORM OF
INCREASED FACILITY ACTIVATION NOTICE—INCREMENTAL TERM LOANS

To:                             JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice is an Increased Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Banks party hereto hereby notify you that:

1.                                      Each Bank party hereto agrees to make a Loan or increase the amount of its Loans as set forth opposite such Bank’s name on the signature pages hereof under the caption “Incremental Loan Amount”.

2.                                      The Increased Facility Closing Date is                    .

3.                                      The aggregate amount of incremental Loans contemplated hereby is $            .

4.                                      The agreement of each Bank party hereto to obtain an Incremental Term Loan on the Increased Facility Closing Date is subject to the satisfaction of the following conditions precedent:

(a)              The Administrative Agent shall have received this notice, executed and delivered by the Borrower and each Bank party hereto.

(b)         The Administrative Agent shall have received additional new assets as Collateral and Covered Assets (the “Additional Assets”) such that the Collateral Coverage Ratio as of the Incremental Facility Closing Date, after giving pro forma effect to such addition, shall be equal to or greater than the Collateral Coverage Ratio as of the last Collateral Report, which shall have been in all cases equal to or greater than 1.25 to 1.00.

(c)         The inclusion of the Additional Assets would not conflict with any of the terms of the debt documents governing any of the Borrower’s material Indebtedness, and an officer of the Borrower shall deliver to the Administrative Agent an executed certificate as to the absence of any such conflict prior to or substantially contemporaneously with such inclusion.

(d)        The Borrower shall deliver an updated Collateral Report reflecting inclusion of such Additional Assets.

(e)          (i) Each of the representations and warranties made by any Covered Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after

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giving effect to such qualification)) on and as of such date as if made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing.

(f)           The Administrative Agent shall have received (i) such documents, certificates and other instruments as the Administrative Agent or its counsel may reasonably request relating to (x) the organization, existence and good standing of the Borrower and other Covered Parties, (y) the incumbency of the officers of the Borrower and other Covered Parties and (z) the authorization of this Increased Facility Activation Notice and the transactions contemplated hereby and any other legal matters relating to the Borrower and other Covered Parties, this Increased Facility Activation Notice, the other Loan Documents and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) a certificate, signed by a senior officer of the Borrower, as of the Increased Facility Closing Date, which shall confirm the satisfaction of the conditions in clause (b).

(g)          The Administrative Agent (or its affiliates) shall have received (i) for the account of each Incremental Term Loan, all fees required to be paid on or before the Increased Facility Closing Date and (ii) all reasonable fees and expenses, including reasonable fees and expenses of counsel to the Administrative Agent, required to be paid or reimbursed by the Borrower in connection with the preparation, execution and delivery of this Increased Facility Activation Notice.

[Signature Page Follows]

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iSTAR INC., as the Borrower

By:
Name:
Title:

Incremental Term Loan	[NAME OF BANK]
$

By:
Name:
Title:

CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Increased Facility Activation Notice—Incremental Term Loan]

EXHIBIT M-2

FORM OF
NEW BANK SUPPLEMENT

SUPPLEMENT, dated                   , to the Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Inc. (the “Borrower”), the several banks and financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, among others.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in Section 2.19(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent in connection with a transaction described in Section 2.19(a) thereof by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.              The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Bank for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment to make Incremental Term Loans of $                    .

2.              The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Bank, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank [and (iv) if it is a Non-U.S. Bank, attached to this Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned,] and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

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3.              The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF BANK]

By:
Name:
Title:

Accepted this      day of             , 20  :

iSTAR INC., as the Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Signature Page to New Bank Supplement]

EXHIBIT N

FORM OF
INTERCREDITOR AGREEMENT

(See attached)

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EXHIBIT O

BANK ADDENDUM TO ISTAR INC. AMENDED AND RESTATED CREDIT AGREEMENT

The undersigned is a “Bank” under and as defined in the Credit Agreement, dated as of March 19, 2012 (as amended prior to the date hereof, the “Existing Credit Agreement”), among iStar Inc. (f/k/a iStar Financial Inc.), Barclays Bank, plc, as administrative agent and the lenders and other entities parties thereto. This Bank Addendum (this “Bank Addendum”) is referred to in, and is a signature page to, the Existing Credit Agreement as amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of June    , 2016 (the “Amended and Restated Credit Agreement”), among iStar Inc., JPMorgan Chase Bank, N.A., as successor administrative agent and lenders and other entities parties thereto.  Capitalized terms used but not defined in this Bank Addendum have the meanings assigned to such terms in the Amended and Restated Credit Agreement.

By executing this Bank Addendum, the undersigned institution hereby consents to (a) the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement and (b) on the Effective Date either (i) by checking the box below, (A) the continuation of its Existing Loans under the Existing Credit Agreement as Loans under the Amended and Restated Credit Agreement in a principal amount equal to such Existing Loans or the portion thereof as it is allocated by the Administrative Agent and notified to the undersigned on or prior to the Effective Date and (B) to be bound by the Amended and Restated Credit Agreement as a Bank thereunder OR (ii) by not checking the box below, to being replaced as a Bank by JPMorgan Chase Bank, N.A., as assignee, in the manner set forth in Section 2.16 of the Amended and Restated Credit Agreement.

,
(Name of Institution, including booking branch if applicable)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

Check the box to the right to request that your Existing Loans under the Existing Credit Agreement be continued as Loans under the Amended and Restated Credit Agreement:	☐

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